Prospectus Supplement Filed Pursuant to Rule 424(b)(3)
Registration No. 333-193577

PROSPECTUS SUPPLEMENT NO. 6

DATED MAY 13, 2014

(To Prospectus Declared Effective on February 28, 2014 and Dated March 21, 2014)

OXBRIDGE RE HOLDINGS LIMITED

Maximum of 4,884,650 Units

Minimum of 1,700,000 Units

Each Unit Consisting of One Ordinary Share and One Warrant

This Prospectus Supplement No. 6 supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated March 21, 2014, of Oxbridge Re Holdings Limited, as supplemented by that certain Prospectus Supplement No. 1 through No. 5 thereto, relating to the offer and sale by us of up to 4,884,650 units, each unit consisting of one ordinary share and one warrant. This Prospectus Supplement No. 6 is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplement No. 1 through No.5 thereto.

This Prospectus Supplement No. 6 includes the following document, as filed by us with the Securities and Exchange Commission:

•	The attached Definitive Proxy Statement on Schedule 14A of Oxbridge Re Holdings Limited, as filed with the Securities and Exchange Commission on November 24, 2014.

•	The attached Current Report on Form 8-K of Oxbridge Re Holdings Limited, as filed with the Securities and Exchange Commission on December 24, 2014.

•	The attached Current Report on Form 8-K of Oxbridge Re Holdings Limited, as filed with the Securities and Exchange Commission on January 28, 2015.

Our ordinary shares and warrants have begun trading on The NASDAQ Capital Market under the symbols “OXBR” and “OXBRW” respectively.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement No. 6 (or the original Prospectus or Supplement No. 1 through No. 5 thereto) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 6 is January 28, 2015.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OXBRIDGE RE HOLDINGS LIMITED

(Name of Registrant As Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OXBRIDGE RE HOLDINGS LIMITED

Harbour Place, Ground Floor

103 South Church Street

P.O. Box 469

Grand Cayman, KY1-9006

Cayman Islands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 19, 2014

Notice is hereby given that the Annual General Meeting of Shareholders (the “Meeting”) of Oxbridge Re Holdings Limited (the “Company”) will be held at the Company’s registered office, C/O Maples and Calder, Ugland House, South Church Street, George Town, Cayman Islands on Friday, December 19, 2014, at 3:30 p.m. (local time), for the following purposes:

1.	To consider and vote upon a proposal to elect six directors to serve on the Board of Directors of the Company until the Annual General Meeting of Shareholders of the Company in 2015;

2.	To consider and vote, as a special resolution, upon a proposal to approve the amendment and restatement, in the form attached hereto as Appendix A, of the Company’s Second Amended and Restated Memorandum and Articles of Association in order to (a) permit the passage of an ordinary resolution by the written consent of a simple majority of the issued shares entitled to vote on the resolution, (b) provide that the rights conferred upon the holders of any shares or class of shares will not be deemed to be varied by the issue and allotment of further shares that rank in priority to, or have rights more favorable than, the existing shares or class of shares, and (c) change the number of directors required to be on the Board of Directors from a total of six to a number that is no less than four directors;

3.	To consider and vote upon a proposal to approve the Oxbridge Re Holdings Limited 2014 Omnibus Incentive Plan; and

4.	To consider and vote upon a proposal to ratify the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors of the Company for the fiscal year ending December 31, 2014.

Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

Only shareholders of record, as shown by the transfer books of the Company, at the close of business on November 10, 2014, will be entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof. Whether or not you plan to attend the Meeting, we hope you will vote as soon as possible. Voting your proxy will ensure your representation at the Meeting. We urge you to carefully review the proxy materials and to vote FOR the election of each director nominee named in Proposal 1 and FOR Proposals 2 through 4.

By Order of the Board of Directors,

Sanjay Madhu
Chief Executive Officer
November 26, 2014
Grand Cayman, Cayman Islands

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON DECEMBER 19, 2014:

To access our Proxy Statement and our Annual Report to Shareholders,

please visit www.oxbridgere.com/2014AGM

OXBRIDGE RE HOLDINGS LIMITED

Harbour Place, Ground Floor

103 South Church Street

P.O. Box 469

Grand Cayman, KY1-9006

Cayman Islands

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 19, 2014

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Oxbridge Re Holdings Limited (the “Company”) of proxies for use at the Annual General Meeting of Shareholders of the Company (the “Meeting”) to be held at the Company’s registered office, C/O Maples and Calder, Ugland House, South Church Street, George Town, Cayman Islands on Friday, December 19, 2014 at 3:30 p.m. (local time), and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. The Company’s Annual Report to Shareholders is included with this Proxy Statement for informational purposes and not as a means of soliciting your proxy.

This Proxy Statement and the accompanying proxy card and Notice of Annual General Meeting of Shareholders are expected to be provided to shareholders on or about November 26, 2014.

Matters to be Voted Upon at the Meeting

You are being asked to consider and vote upon the following proposals:

1.	To elect six directors to serve on the Board of Directors of the Company until the Annual General Meeting of Shareholders of the Company in 2015 (“Proposal One”);

2.	To consider and vote, as a special resolution, upon a proposal to approve the amendment and restatement, in the form attached hereto as Appendix A, of the Company’s Second Amended and Restated Memorandum and Articles of Association in order to (a) permit the passage of an ordinary resolution by the written consent of a simple majority of the issued shares entitled to vote on the resolution, (b) provide that the rights conferred upon the holders of any shares or class of shares will not be deemed to be varied by the issue and allotment of further shares that rank in priority to, or have rights more favorable than, the existing shares or class of shares, and (c) change the number of directors required to be on the Board of Directors from a total of six to a number that is no less than four directors (“Proposal Two”);

3.	To approve the Oxbridge Re Holdings Limited 2014 Omnibus Incentive Plan (“Proposal Three”); and

4.	To ratify the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors of the Company for the fiscal year ending December 31, 2014 (“Proposal Four”).

Voting Procedures

As a shareholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the Meeting and upon which you are being asked to vote are discussed above. Each ordinary share of the Company you owned as of the record date, November 10, 2014, entitles you to one vote on each proposal presented at the Meeting, subject to certain provisions of our Second Amended and Restated Memorandum and Articles of Association (our “Articles”), as described below under “Voting Securities and Vote Required.”

Methods of Voting

You may vote by mail, by telephone, over the Internet, or in person at the Meeting.

Voting by Mail.   You may vote by signing the proxy card and returning it in the prepaid and addressed envelope enclosed with the proxy materials. If you vote by mail, we encourage you to sign and return the proxy card even if you plan to attend the Meeting so that your shares will be voted if you are unable to attend the Meeting.

Voting by Telephone.   To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail a proxy card. Telephone voting is available through 11:59 p.m. (local time) on December 18, 2014, the day prior to the Meeting day.

Voting over the Internet.   To vote over the Internet, please follow the instructions included on your proxy card. If you vote over the Internet, you do not need to complete and mail a proxy card. Internet voting is available through 11:59 p.m. (local time) on December 18, 2014, the day prior to the Meeting day.

Voting in Person at the Meeting.   If you attend the Meeting and plan to vote in person, we will provide you with a ballot at the Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Meeting, you will need to bring to the Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

VOTING SECURITIES AND VOTE REQUIRED

As of November 10, 2014, the record date for the determination of persons entitled to receive notice of, and to vote at, the Meeting (the “Record Date”), 6,000,000 ordinary shares were issued and outstanding. The ordinary shares are our only class of equity securities outstanding and entitled to vote at the Meeting.

Subject to the provisions of the Articles, each ordinary share is entitled to one vote per share. However, under the Articles, the Board of Directors of the Company (our “Board”) shall reduce the voting power of any holder that holds 9.9% or more of the total issued and outstanding ordinary shares (such person, a “9.9% Shareholder”) to the extent necessary such that the holder ceases to be a 9.9% Shareholder. In connection with this reduction, the voting power of the other shareholders of the Company may be adjusted pursuant to the terms of the Articles. Accordingly, certain holders of ordinary shares may be entitled to more than one vote per share subject to the 9.9% restriction in the event that our Board is required to make an adjustment on the voting power of any 9.9% Shareholder.

Voting Reduction

The applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons. Accordingly, we request that any holder of ordinary shares with reason to believe that it is a 9.9% Shareholder, contact us promptly so that we may determine whether the voting power of such holder’s ordinary shares should be reduced. By submitting a proxy, a holder of ordinary shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.9% Shareholder. The directors of the Company are empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of ordinary shares, the names of persons having beneficial ownership of the shareholder’s ordinary shares, relationships with other shareholders or any other facts the directors may consider relevant to the determination of the number of ordinary shares attributable to any person. The directors may disregard the votes attached to ordinary shares of any holder who fails to respond to such a request or who, in their judgment, submits incomplete or inaccurate information. The directors retain certain discretion to make such final adjustments that they consider fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the ordinary shares of any shareholder to ensure that no person shall be a 9.9% Shareholder at any time.

Quorum; Vote Required

The attendance of two or more persons representing, in person or by proxy, more than 50% in par value of the issued and outstanding ordinary shares as of the Record Date, is necessary to constitute a quorum at the Meeting.

Proposal One, Proposal Three and Proposal Four:   Assuming that a quorum is present, the affirmative vote of the holders of a simple majority of the issued and outstanding ordinary shares entitled to vote at the Meeting that are present in person or by proxy is required for approval of each of Proposal One, Proposal Three, and Proposal Four.

Proposal Two:   Assuming that a quorum is present, the affirmative vote of the holders of 66 2/3% of the issued and outstanding ordinary shares entitled to vote at the Meeting that are present in person or by proxy is required for approval by way of a special resolution of Proposal Two.

With regard to any proposal or director nominee, votes may be cast in favor of or against such proposal or director nominee or a shareholder may abstain from voting on such proposal or director nominee. Abstentions will be excluded entirely from the vote and will have no effect except that abstentions and “broker non-votes” will be counted toward determining the presence of a quorum for the transaction of business. Generally, broker non-votes occur when ordinary shares held by a broker for a beneficial owner are not voted on a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker does not have discretionary authority to vote on a particular proposal.

Recommendation

Our Board recommends that the shareholders take the following actions at the Meeting:

1.	Proposal One: to vote FOR the election of each of the six director nominees to serve on the Board of Directors of the Company until the Annual General Meeting of Shareholders of the Company in 2015;

2.	Proposal Two: to vote FOR the special resolution to approve the amendment and restatement, in the form attached hereto as Appendix A, of the Company’s Second Amended and Restated Memorandum and Articles of Association in order to (a) permit the passage of an ordinary resolution by the written consent of a simple majority of the issued shares entitled to vote on the resolution, (b) provide that the rights conferred upon the holders of any shares or class of shares will not be deemed to be varied by the issue and allotment of further shares that rank in priority to, or have rights more favorable than, the existing shares or class of shares, and (c) change the number of directors required to be on the Board of Directors from a total of six to no less than four;

3.	Proposal Three: to vote FOR the approval of the Oxbridge Re Holdings Limited 2014 Omnibus Incentive Plan; and

4.	Proposal Four: to vote FOR the ratification of the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors of the Company for the fiscal year ending December 31, 2014.

SOLICITATION AND REVOCATION

Proxies must be received by us by 11:59 p.m. (local time) on December 18, 2014, the day prior to the Meeting day. A shareholder may revoke his or her proxy at any time up to one hour prior to the commencement of the Meeting.

To do this, you must:

—	enter a new vote by telephone, over the Internet or by signing and returning another proxy card at a later date;

—	file a written revocation with the Secretary of the Company at our address set forth above;

—	file a duly executed proxy bearing a later date; or

—	appear in person at the Meeting and vote in person.

A shareholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the shareholder’s previous proxy. If your ordinary shares are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

The individuals designated as proxies in the proxy card are officers of the Company.

All ordinary shares represented by properly executed proxies that are returned, and not revoked, will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in an executed proxy, it will be voted FOR the election of each director nominee named in Proposal One and FOR each of the other proposals described herein as set forth on the accompanying form of proxy, and in accordance with the proxy holder’s best judgment as to any other business that may properly come before the Meeting. If a shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person should vote the shares in respect of which he or she is appointed proxy holder in accordance with the directions of the shareholder appointing him or her.

PROPOSAL ONE

ELECTION OF DIRECTORS OF THE COMPANY

Our Articles currently provide that our Board shall consist of six directors (exclusive of alternate directors). We currently have six directors serving on our Board, and our Board has nominated those six directors – Paresh Patel, Sanjay Madhu, Krishna Persaud, Ray Cabillot, Allan Martin, and Mayur Patel – for re-election as directors to serve until the Annual General Meeting of Shareholders of the Company in 2015.

Our Board has no reason to believe that any of these director nominees will not continue to be a candidate or will not be able to serve as a director of the Company if elected. In the event that any nominee is unable to serve as a director, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee(s) as our Board may propose. Our Board unanimously recommends that you vote FOR the election of each of the nominees.

Director Nominees

Each of the director nominees is currently serving as a director of the Company and is standing for re-election. Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of each of the following director nominees:

Name	Age	Position	Director Since

Paresh Patel(2)(3)	52	Chairman of the Board of Directors	2013

Sanjay Madhu(3)	48	Chief Executive Officer, President and Director	2013

Krishna Persaud(2)(4)	53	Director	2013

Ray Cabillot(1)(4)	52	Director	2013

Allan Martin(1)(4)	49	Director	2013

Mayur Patel, M.D.(1)(2)(3)	59	Director	2013

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Underwriting Committee.

(4) Member of Nominating and Corporate Governance Committee.

The nominees have consented to serve as directors of the Company if elected.

Set forth below is biographical information concerning each nominee for election as a director of the Company, including a discussion of such nominee’s particular experience, qualifications, attributes or skills that lead our Nominating and Corporate Governance Committee and our Board to conclude that the nominee should serve as a director of our Company.

Paresh Patel. Mr. Patel has been the Chairman of the Board of our Company during most of the period since April 2013. Mr. Patel is also the Chief Executive Officer (since 2011) and a founder of

HCI Group, Inc., a publicly traded holding company owning subsidiaries primarily engaged in the property and casualty insurance business. He has been a director of HCI Group, Inc. since its inception and has served as the Chairman of the board of directors of HCI Group, Inc. since May 2007. From 2011 to 2012, Mr. Patel also served as President of HCI Group, Inc.’s insurance subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., which provides property and casualty homeowners’ insurance, condominium-owners’ insurance, and tenants’ insurance to individuals owning property in Florida. Since 2011, Mr. Patel has served as Chairman of the board of First Home Bancorp, Inc., a bank holding company in Seminole, Florida. He is a founder of NorthStar Bank, a community bank in Tampa, Florida, and from 2006 to 2010, served on the board of directors of the bank and its parent company, NorthStar Holding Company. Mr. Patel’s analytical and technology skills were developed through experience with international financial, telecommunications and consulting positions. As a private investor from 2000 to 2006, Mr. Patel used statistical and probability techniques to develop and implement a system for managing money as a business to generate cash flow. Prior to that, Mr. Patel was director of customer care and billing with Global Crossing from 1998 to 2000. In that position, Mr. Patel defined business processes and systems, hired and trained department staff and led the merger of the customer care and billing systems with those of the company’s acquisitions. Mr. Patel received his bachelor’s and master’s degrees in Electronic Engineering from Cambridge University, England.

Mr. Patel brings considerable experience in business, management, systems and technology to our Board.

Sanjay Madhu.   Mr. Madhu has served as our Chief Executive Officer and President, and as a director of our Company, since April 2013. Mr. Madhu has also served, since April 2013, as a director and the Chief Executive Officer and President of our reinsurance subsidiary, Oxbridge Reinsurance Limited. Mr. Madhu has also been a director of HCI Group, Inc., a publicly traded holding company owning subsidiaries primarily engaged in the property and casualty insurance business, since May 2007. He also served as the President of Greenleaf Capital, the real estate division of HCI Group, Inc., from June 2011 through June 2013 and as Vice President of Investor Relations for HCI Group, Inc. from February 2008 through June 2013. Mr. Madhu also served as Vice President of Marketing for HCI Group, Inc. from 2008 to 2011. In his various positions at HCI Group, Inc., Mr. Madhu’s responsibilities included marketing, investor relations and management and oversight of HCI Group’s real estate division. He has also been a director of HCI Group’s wholly owned subsidiary, Claddaugh Casualty Insurance Company Ltd. Bermuda since July 2010. From August 2013 to April 2014, Mr. Madhu has served on the board of directors of First Home Bancorp, Inc., a bank holding company in Seminole, Florida. Mr. Madhu also served on the board of directors of Wheeler Real Estate Investment Trust, Inc., a publicly held real estate investment trust, from 2012 to June 2014. As an owner and manager of commercial properties, Mr. Madhu has been President of 5th Avenue Group LC, a real estate management company, since 2002 and was President of Forrest Terrace LC, a real estate management company, from 1999 until 2010. In addition, Mr. Madhu is an investor in banking and health maintenance organizations. He was also President of The Mortgage Corporation Network (correspondent lenders) from 1996 to 2011. Prior to that, Mr. Madhu was Vice President, mortgage division, at First Trust Mortgage & Finance, from 1994 to 1996; Vice President, residential first mortgage division, at Continental Management Associates Limited, Inc., from 1993 to 1994; and President, S&S Development, Inc. from 1991 to 1993. He attended Northwest Missouri State University, where he studied marketing and management.

Mr. Madhu brings considerable business and marketing experience to our Board.

Krishna Persaud.   Mr. Persaud has been a director of our Company since April 2013. He has also been, since April 2013, a director of our reinsurance subsidiary, Oxbridge Reinsurance Limited. Mr. Persaud is a founder and the President, since June 2002, of KPC Properties, LLC, a real estate investment firm, where he leverages his knowledge and experience to identify opportunities to add value to real properties in the state of Florida. He implements a strategy of acquiring, adding value, relinquishing or holding the improved asset. He has demonstrated consistent success in implementing his strategy in real estate investments. Since June 2002, Mr. Persaud has been an asset manager, demonstrating the ability to consistently exceed average market returns. From May 2007 to May 2011, Mr. Persaud was a director of HCI Group, Inc., a publicly traded holding company owning subsidiaries primarily engaged in the property and casualty insurance business. Mr. Persaud received an award from the Tampa Bay INDOUS Chamber of Commerce as one of the most successful businessmen of the year in Tampa. Previously, he spent ten years working with several consulting firms and municipalities providing design and construction management services for a wide variety of building systems and public works projects. Mr. Persaud earned his Bachelor of Science degree in Mechanical Engineering and a Master’s Degree in Civil Engineering from City College of City University of New York. He holds licenses as a Professional Engineer in the States of Florida, New York and California.

Mr. Persaud brings considerable investment experience to our Board.

Ray Cabillot.   Mr. Cabillot has been a director of our Company since April 2013. He has also been, since April 2013, a director of our reinsurance subsidiary, Oxbridge Reinsurance Limited. Since 1998, Mr. Cabillot has served as Chief Executive Officer and director of Farnam Street Capital, Inc., the General Partner of Farnam Street Partners L.P., a private investment partnership. Prior to his service at Farnam Street Capital, Mr. Cabillot was a Senior Research Analyst at Piper Jaffrey, Inc., an investment bank and asset management firm, from 1989 to 1997. Early in his career, Mr. Cabillot worked for Prudential Capital Corporation as an Associate Investment Manager and as an Investment Manager. Mr. Cabillot is currently a director for Pro-Dex, Inc. (PDEX) and several private companies and, from 2006 to 2010, served as director and Chairman of the board for O.I. Corporation (OICO). Mr. Cabillot earned his BA in economics from St. Olaf College and an MBA from the University of Minnesota. He is a Chartered Financial analyst (CFA).

Mr. Cabillot brings considerable investment experience to our Board.

Allan Martin.   Mr. Martin has been a director of our Company since April 2013. From October 2009 to present, Mr. Martin has been CEO of Atlantic Merchant Capital Investors (“Atlantic”), a private equity firm based in Tampa, Florida. Prior to that, from June 2005 to September 2009, Mr. Martin was CEO of Mortgage Contracting Services of Tampa, Florida (“MCS”). MCS is a national mortgage field services company. From January 2010 to present, Mr. Martin has been a director of Florida Capital Group and its subsidiary, Florida Capital Bank. He also serves as the bank’s audit chair. Mr. Martin has been a director of Moffitt Medical Group since March 2013 and is currently Vice Chairman. He also serves as an officer and director of several additional portfolio companies of Atlantic. Mr. Martin is currently a trustee of Jesuit High School of Tampa, a director of the Raphael Foundation, and chairman of the Martin Family Foundation.

Mr. Martin brings substantial operating, investment and corporate governance experience to our Board.

Mayur Patel, M.D.   Dr. Mayur Patel has been a director of our Company since October 2013. Since 1997, he has been a founding partner and a practicing physician with American Radiology Services (“ARS”) based in Baltimore, Maryland. In addition to practicing Radiology at three hospitals and several free standing imaging centers, Dr. Patel plays an active role in the administrative and financial functions of the group. He is an elected member of the board of directors of American Radiology Associates and in addition serves as the chairman of the finance committee. He is also a member of the Retirement, Quality Assurance and Operations committees. He has published many peer reviewed articles and also co-authored a book chapter in the field of Radiology. He has also lectured extensively both as a invited guest speaker and also at national meetings in the field of radiology and Molecular Imaging. He has held academic appointments as an Assistant Professor of Radiology at University of Vermont, School of Medicine (1989-1992) and at University of Maryland, School of Medicine (1989-2000). As a principal of ARS, he participated in the group’s corporate affiliation in the capital markets with Advent International (a global private equity group) and with CML Healthcare (a Canadian based medical diagnostics service provider). Dr. Patel is a double board certified physician and a diplomat of the American Board of Radiology and American Board of Nuclear Medicine. Outside of medicine, Dr. Patel has a 20 year experience of investing in the public markets as well as in private equity offerings. Dr. Patel is the brother-in-law of Paresh Patel.

Dr. Patel brings considerable investment experience to our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL TWO

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ARTICLES

Our Board has determined that it is in our best interest and in the best interest of our shareholders to amend and restate our Articles to (a) permit the passage of an ordinary resolution by the written consent of a simple majority of the issued shares entitled to vote on the resolution, (b) provide that the rights conferred upon the holders of any shares or class of shares will not be deemed to be varied by the issue and allotment of further shares that rank in priority to, or have rights more favorable than, the existing shares or class of shares, and (c) change the number of directors required to be on the Board from a total of six to a number that is no less than four. The Board unanimously approved the proposed amendment and restatement of the Articles through the adoption of the Third Amended and Restated Memorandum and Articles of Association, in the form attached hereto as Appendix A (the “Amended Articles”), and declared it to be advisable and in the best interest of our Company and our shareholders, and hereby seeks the approval by our shareholders of the amendment and restatement of our Articles through passage of a special resolution to adopt the Amended Articles in place of our current Articles. The Amended Articles will be effective immediately upon the passage of the special resolution to adopt the Amended Articles in place of the current Articles.

Purpose and Possible Effect

The purpose of the amendment and restatement is to (a) permit the passage of an ordinary resolution by the written consent of a simple majority of the issued shares entitled to vote on the resolution, (b) provide that the rights conferred upon the holders of any shares or class of shares will not be deemed to be varied by the issue and allotment of further shares that rank in priority to, or have rights more favorable than, the existing shares or class of shares, and (c) change the number of directors required to be on the Board from a total of six to no less than four.

Ordinary Resolutions

The Company may, among other things, take the following actions by ordinary resolution:

—	increase its share capital by such sum as the ordinary resolution may prescribe and with such rights, priorities and privileges as the Company in general meeting may determine;

—	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

—	convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

—	by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Articles or into shares without par value; and

—	cancel any shares that at the date of the passing of the ordinary resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Under the current Articles, ordinary resolutions may only be passed by written consent if the written consent is unanimous. However, if our shareholders approve the amendment and restatement of the Articles (through the passage of a special resolution to adopt the Amended Articles in place of the current Articles), ordinary resolutions may be passed with the written consent of a simple majority of the issued shares entitled to vote on the resolution. This change to the current Articles may make it easier for the Company to effectuate matters that require an ordinary resolution because such matters could potentially be approved more easily by a written consent of the shareholders since unanimity would no longer be required.

Allotment of Preference Shares

Article 10.3 of our current Articles authorize our Board to issue and allot, without further shareholder approval, new shares with preferred or other rights that differ from the ordinary shares so long as the new shares rank pari passu with our ordinary shares. Current Article 10.3 provides that the issuance of such pari passu new shares would not be deemed to vary the rights of the Company’s existing shares or class of shares and therefore would not require shareholder approval under Cayman Islands law. If our shareholders approve the Amended Articles, our Board would be permitted, without further shareholder approval, to issue and allot new shares or a class of shares that rank in priority to, or have more favorable rights than, our ordinary shares or other classes of shares with respect to dividends, liquidation, voting rights, or otherwise (“Preference Shares”).

The Board believes that authorizing the Board to issue Preference Shares, and to have the authority to determine the terms for the Preference Shares, is desirable because it will provide the Company with increased flexibility to raise equity capital in the future in order to fund further growth without the delay and expense ordinarily attendant on obtaining further shareholder approvals. The Board believes that the authorization of blank check preferred stock will improve the Company’s ability to attract investment capital in the future when and if desired, as Preference Shares may be customized to meet the needs of any particular transaction or market conditions.

Under the Amended Articles, Preference Shares could be issued, at the discretion of the Board, for any proper company purpose, without further action by the shareholders other than as may be required by applicable law. The Company does not currently have any plan or proposal to issue any Preference Shares. Existing shareholders do not have preemptive rights with respect to future issuances of Preference Shares by the Company and their interest in the Company could be diluted by such issuance with respect to any of the following: earnings per share, voting, liquidation rights, and book and market value.

The Board will have the power to issue the Preference Shares in one or more classes with such preferences and voting rights as the Board may fix in the resolution providing for the issuance of such shares. The issuance of Preference Shares could affect the relative rights of the Company’s ordinary shares. Depending upon the exact terms, limitations and relative rights and preferences, if any, of the Preference Shares as determined by the Board at the time of issuance, the holders of Preference Shares may be entitled to a higher dividend rate than that paid on the ordinary shares, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Company, redemption rights, rights to convert their shares into ordinary shares, and voting rights which would tend to dilute the voting control of the Company by the holders of ordinary shares. Depending on the particular terms of any class of Preference Shares, holders thereof may have significant voting rights and the right to representation on the Company’s Board. In addition, the approval of the holders of Preference Shares, voting as a class, may be required for the taking of certain company actions, such as mergers. The issuance of Preference Shares may have the effect of discouraging or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or seeking to bring about removal of incumbent management or a corporate transaction such as a merger. For example, the issuance of Preference Shares in a public or private sale, merger or in a similar transaction may, depending on the terms of the class of Preference Shares, dilute the interest of a party seeking to take over the Company. Further, the authorized shares could be used by the Board for the creation of Preference Shares for the adoption of a shareholder rights plan or “poison pill.”

The amendment in the Amended Articles permitting the Board to issue and allot Preference Shares was not proposed in response to, or for the purpose of deterring, any current effort to obtain control of the Company or as an anti-takeover measure. It should be noted that any action taken by the Company to discourage an attempt to acquire control of the Company might result in shareholders not being able to participate in any possible premiums which might be obtained in the absence of anti-takeover provisions. Any transaction which may be so discouraged or avoided could be a transaction that the Company’s shareholders might consider to be in their best interests.

Number of Directors

Our Articles currently provide that our Board shall consist of six directors (exclusive of alternate directors). However, if our shareholders approve the amendment and restatement of the Articles (through the passage of a special resolution to adopt the Amended Articles in place of the current Articles), we will have the ability to increase or decrease the number of directors on our Board so long as we maintain at least four directors. The effect of this change will be to provide our Board with more flexibility to increase or decrease the size or our Board without further shareholder input or a vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE SPECIAL RESOLUTION TO AMEND AND RESTATE THE ARTICLES IN

THE FORM ATTACHED HERETO AS APPENDIX A.

PROPOSAL THREE APPROVAL OF THE COMPANY’S 2014 EQUITY INVENTIVE PLAN

The Board has adopted the Oxbridge Re Holdings Limited 2014 Omnibus Incentive Plan (the “Plan”), subject to approval by our shareholders at the Meeting. If approved by our shareholders, the Plan will allow for the granting of equity and cash incentive awards to eligible individuals, including the issuance of up to 1,000,000 of our ordinary shares under the Plan. Awards under the Plan are intended to support the creation of long-term value and business returns for our shareholders. We believe that the Plan strikes an appropriate balance between rewarding performance and limiting shareholder dilution, while providing us with the flexibility to meet changing compensation needs. The Plan will be our first equity compensation plan, and we have no other equity plans in effect.

Authorized Shares, Stock Price and Dilution

Our Articles authorize (and our Amended Articles, if approved by the shareholders as described in Proposal Two, will continue to authorize) the issuance of 50,000,000 shares by our Company. There were 6,000,000 ordinary shares issued and outstanding as of the Record Date, and the market value of one of our ordinary shares as of that date was $7.61. The Plan reserve of 1,000,000 ordinary shares represents up to 7.02% of our fully diluted shares, based on the number of shares issued and outstanding and shares subject to outstanding equity awards and warrants as of the Record Date.

Summary of the Terms of the Plan

The following is a summary of the material provisions of the Plan, a copy of which is attached hereto as Appendix B and incorporated by reference herein. This summary is qualified in its entirety by reference to the full and complete text of the Plan. Any inconsistencies between this summary and the text of the Plan will be governed by the text of the Plan.

Purpose and Effective Date

The two complementary purposes of the Plan are (1) to attract, retain, focus and motivate our and our affiliates’ executives and other selected employees, directors, consultants and advisors and (2) to increase shareholder value. The Plan will become effective if approved by our shareholders at the Meeting.

Administration and Eligibility

The Compensation Committee of the Board, or any successor committee with similar authority which the Board may appoint, which in either case consists of not less than two members of the Board who meet the “outside director” requirements of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and the “non-employee director” requirements of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 (the “Exchange Act”) (either referred to as the “Committee”) will administer the Plan (the “Administrator”). The Plan authorizes the Committee to interpret the provisions of the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any award or any agreement covering an award; and

make all other determinations necessary or advisable for the administration of the Plan, in each case in its sole discretion. The Board may also administer the Plan to the extent it retains authority and responsibility as administrator of the Plan. Notwithstanding anything in the Plan to the contrary, the Administrator is authorized to grant to newly hired or promoted participants awards with any vesting condition, any vesting period or any performance period. The Administrator also may accelerate or shorten the vesting or performance period of an award, in connection with a participant’s death, disability, retirement or termination by us or our affiliates without cause or a change of control of our Company.

To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an administrator of the Plan. However, no such delegation is permitted with respect to stock-based awards made to any participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act or the liability provisions of Section 16(b) of the Exchange Act at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of non-employee directors.

The Administrator may designate any of the following as a participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its affiliates; any individual that the Company or an affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its affiliates; or any director, including a non-employee director. Currently, the persons eligible to participate in the Plan consist of approximately two employees and five non-employee directors.

Types of Awards

The Plan permits the grant of options (including incentive share options), share appreciation rights, restricted shares, restricted share units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of share-based awards. These award types are described in further detail below.

Stock Subject to the Plan

The Plan provides that 1,000,000 of our ordinary shares are reserved for issuance under the Plan. The number of ordinary shares reserved under the Plan will be depleted by the maximum number of shares, if any, that may be issuable under an award at the time of grant.

In general, if an award granted under the Plan lapses, expires, terminates or is cancelled without the issuance of shares under the award, if it is determined during or at the conclusion of the term of an award that all or some portion of the shares under the award will not be issuable on the basis that the conditions for such issuance will not be satisfied, if shares are forfeited under an award or if shares are issued under any award and we reacquire them pursuant to rights reserved upon the issuance of the shares, then such shares will again be available for issuance under the Plan, except that shares reacquired pursuant to reserved rights may not be issued pursuant to incentive share options. Shares tendered in payment of the exercise price of an option, shares withheld to satisfy tax withholding obligations and shares purchased by us using proceeds from option exercises may not be recredited to the reserve.

Options

The Administrator will generally determine all terms and conditions of each option. However, the grant date may not be any day prior to the date that the Administrator approves the grant, the exercise price may not be less than the fair market value of the shares subject to the option as determined on the date of grant and the option must terminate no later than ten years after the date of grant. Unless restricted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of options may be made (1) by delivery of cash or other shares or other securities of the Company having a then fair market value equal to the purchase price of such shares, (2) by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (3) by surrendering the right to receive shares otherwise deliverable to the participant upon exercise of the award having a fair market value at the time of exercise equal to the total exercise price, or (4) by any combination of (1), (2) and/or (3). Except to the extent otherwise set forth in an award agreement, a participant will have no rights as a holder of our ordinary shares as a result of the grant of an option until the option is exercised, the exercise price and applicable withholding taxes are paid and the shares subject to the option are issued thereunder.

Share Appreciation Rights

The Administrator will generally determine all terms and conditions of each share appreciation right. A share appreciation right is the right of a participant to receive cash in an amount, and/or ordinary shares with a fair market value, equal to the appreciation of the fair market value of one of our ordinary shares during a specified period of time. However, the grant date may not be any day prior to the date that the Administrator approves the grant, the grant price may not be less than the fair market value of the shares subject to the share appreciation right as determined on the date of grant and the share appreciation right must terminate no later than ten years after the date of grant.

Performance and Share Awards

The Administrator will generally determine all terms and conditions of each award of shares, restricted shares, restricted share units, performance shares or performance units. Restricted shares means ordinary shares that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted share unit means the right to receive a payment equal to the fair market value of one of our ordinary shares. Performance share means the right to receive ordinary shares, including restricted shares, to the extent performance goals are achieved. Performance unit means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more of our ordinary shares, to the extent performance goals are achieved. The terms and conditions that the Administrator will determine include the length of the vesting and/or performance period, but any period of vesting applicable to restricted shares or restricted share units that are not subject to a performance goal and that are granted to a participant other than a non-employee director may not lapse more quickly than ratably over three years from the date of grant, subject to the Plan’s provisions on accelerated vesting in specified circumstances.

Incentive Awards

The Administrator has the authority to grant annual and long-term incentive awards. Incentive awards are the right to receive a cash payment to the extent performance goals are achieved. The

Administrator will determine all of the terms and conditions of each incentive award, including the performance goals, the performance period, the potential amount payable and the timing of payment, provided that the Administrator must require that payment of all or any portion of the amount subject to the award is contingent on the achievement of one or more performance goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the goals are deemed achieved upon a participant’s death, disability or (for awards not intended to qualify as performance-based compensation within the meaning of Code Section 162(m)) retirement, or such other circumstances as the Administrator may specify. For long-term incentive awards, the performance period must relate to a period of more than one fiscal year.

Dividend Equivalent Units

The Administrator has the authority to grant dividend equivalent units in connection with awards other than options, share appreciation rights or other share rights within the meaning of Code Section 409A. A dividend equivalent unit is the right to receive a payment, in cash or ordinary shares, equal to the cash dividends or other distributions that we pay with respect to an ordinary share. No dividend equivalent unit granted in tandem with another award may include vesting provisions more favorable to the participant than the vesting provisions, if any, to which the tandem award is subject. Any performance period applicable to an award of dividend equivalent units must relate to a period of at least one year except that, if the award is made in the year the Plan becomes effective, at the time of commencement of employment with the Company or on the occasion of a promotion, then the award may relate to a period shorter than one year.

Other Share-Based Awards

The Administrator may grant to participants other types of awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, our ordinary shares, either alone or in addition to or in conjunction with other awards, and payable in our ordinary shares or cash. Subject to the limits of the Plan, an award may include the issuance of unrestricted ordinary shares, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of performance goals or otherwise, or rights to acquire ordinary shares from us. The Administrator will generally determine all terms and conditions of the award, except that any award that provides for purchase rights must be priced at 100% of fair market value on the date of the award.

Performance Goals

For purposes of the Plan, performance goals means any goals the Administrator establishes that relate to one or more of the following with respect to the Company or any one or more of its subsidiaries, affiliates or other business units: gross premiums written; gross premiums earned; net premiums written; net premiums earned; modeled probable maximum loss (“PML”); PML to premium ratios; modeled average annual loss (“AAL”); AAL to premium ratios; reinsurance costs; book value; revenue; cash flow; total shareholder return; dividends; debt; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net operating profit; net operating profit after taxes; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation, and/or amortization (“EBITDA”); Fair Market Value of Shares; basic earnings per share; EBITDA excluding charges for share compensation, management fees, restructurings, impairments and/or other specified items (“Adjusted EBITDA”); EBITDA excluding capital expenditures; basic or diluted earnings per share or improvement in basic or diluted earnings per share; revenues (including, but not limited to, total revenues, net revenues or revenue growth); net operating profit; growth in basic or diluted book value; financial return measures (including, but not limited to, return on assets, capital, invested capital, investments, investment income generated by underwriting or other operations or on the float from such operations, equity, or revenue) including or excluding negative returns, and with or without compounding; cash flow measures (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); productivity ratios (including but not limited to measuring liquidity, profitability or leverage); enterprise value; share price (including, but not limited to, growth measures and total shareholder return, inclusive or exclusive of dividends); expense/cost management targets (including but not limited to improvement in or attainment of expense levels, capital expenditure levels, and/or working capital levels); margins (including, but not limited to, operating margin, underwriting margins, net income margin, cash margin, gross, net or operating profit margins, EBITDA margins, Adjusted EBITDA margins); operating efficiency; market share or market penetration; customer targets (including, but not limited to, customer growth or customer satisfaction); working capital targets or improvements; profit measures (including but not limited to gross profit, net profit, operating profit, investment profit and/or underwriting profit), including or excluding charges for share compensation, fee income, underwriting losses incurred in prior periods, changes in IBNR reserves and/or other specified items; economic value added; balance sheet metrics (including, but not limited to, inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle, ratio of debt to equity or to EBITDA); workforce targets (including but not limited to diversity goals, employee engagement or satisfaction, employee retention, and workplace health and safety goals); implementation, completion or attainment of measurable objectives with respect to risk management, research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria; or a combination of the foregoing.

As to each performance goal, the relevant measurement of performance will be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Administrator, will exclude the effects of the following: (1) charges for reorganizing and restructuring; (2) discontinued operations; (3) asset write-downs; (4) gains or losses on the disposition of a business; (5) changes in tax or accounting principles, regulations or laws; (6) mergers, acquisitions, dispositions or recapitalizations; (7) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; (8) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, that, in case of each of the foregoing, the Company identifies in its publicly filed periodic or current reports, its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s annual report; (9) realized capital gains and losses except for periodic settlements and accruals on non-hedge derivative instruments; (10) valuation changes on imbedded derivatives that are not hedged; (11) after tax effect of catastrophe losses; and (12) any settlement, award or claim paid as a result of lawsuits or other proceedings brought against the Company or any one or more of its subsidiaries or affiliates regarding the scope and nature of coverage provided under an insurance policy issued by such company. Performance goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The performance goals also may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). In addition, in the case of awards that the Administrator determines at the date of grant will not be considered “performance-based compensation” under Code Section 162(m), the Administrator may establish other performance goals and provide for other exclusions or adjustments not listed in the Plan.

Effect of Termination of Employment or Service on Awards

If a participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or its of our affiliates that discusses the effect of the participant’s termination of employment or service on that participant’s awards under the Plan, then such agreement shall control. In any other case, except as otherwise provided by the Administrator in an award agreement or as otherwise determined by the Administrator prior to or at the time of termination of the participant’s employment or service, the following provisions shall apply upon a participant’s termination of employment or service with the Company and its affiliates.

Termination of Employment or Service

If a participant’s service with the Company and its affiliates as an employee or a director ends for any reason other than (i) a termination for Cause (as defined in the Plan), (ii) death, (iii) Disability (as defined in the Plan), or (iv) Retirement (as defined in the Plan), then any outstanding unvested options or SARs shall be forfeited immediately upon such termination, and any outstanding vested options or SARs shall be exercisable until the earlier of (A) six months following the participant’s termination date and (B) the expiration date of the option or SAR under the terms of the applicable award agreement; provided that, if the option was granted to a director, then the vested options or SARs shall be exercisable until the earlier of twelve months following the participant’s termination date and the expiration date. All other outstanding awards made to the participant, to the extent not then earned, vested or paid to the participant, shall terminate on the participant’s last day of employment or service.

Death, Disability or Retirement of Participant

If a participant dies during employment with the Company and its affiliates or while a director, or if a participant’s service terminates as a result of Disability or Retirement, then:

—	all outstanding options or SARs shall become fully vested and exercisable by the participant or, in the case of death, by the participant’s estate or the person who has acquired the right to exercise such awards by bequest or inheritance, as follows:

[o]	in the case of the participant’s death, until the earlier of twelve months following the date of the participant’s death and the expiration date of the option or SAR;

[o]	in the case of a termination as a result of Disability, until the earlier of twelve months following the date of the termination and the expiration date of the option or SAR; or

[o]	in the case of a termination as a result of Retirement, until the earlier of ten years following the date of the participant’s Retirement and the expiration date of the option or SAR.

All restrictions on all outstanding awards of restricted shares or restricted units that are not performance awards, including all related dividend equivalent units, shall be deemed to have lapsed, and such awards shall become fully vested, upon the date of death or termination, as applicable.

All outstanding awards of performance shares and performance units, including all related dividend equivalent units, shall be paid in either unrestricted ordinary shares or cash, as the case may be, following the end of the performance period and based on achievement of the performance goals established for such awards, as if the participant had not died or terminated service, as applicable, but prorated based on the portion of the performance period that the participant has completed at the time of death or termination of service.

All other outstanding awards made to the participant, to the extent not then earned, vested or paid to the participant, shall terminate on the participant’s last day of employment or service.

Termination for Cause

If a participant’s employment with the Company and its affiliates or service as a director is terminated for Cause, all awards and grants of every type, whether or not then vested, shall terminate no later than the participant’s last day of employment. The Committee shall have discretion to waive the application of this provision in whole or in part and to determine whether the event or conduct at issue constitutes Cause for termination.

Consultants and Other Stock-Based Awards

The Administrator shall have the discretion to determine, at the time an award is made, the effect of the termination of service of a consultant on awards held by such individual, and the effect on other share-based awards of the participant’s termination of employment or service with the Company and its affiliates.

Transferability of Awards

Awards under the Plan generally will be nontransferable, unless the Administrator otherwise permits.

Adjustments

Under the terms of the Plan, if any of the following occurs:

—	the Company is involved in a merger or other transaction in which its ordinary shares are changed or exchanged;

—	the Company subdivides or combines its ordinary shares or declares a dividend payable in ordinary shares, other securities or other property;

—	the Company effects a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of an ordinary share at the time the dividend is declared, or the Company effects any other dividend or other distribution on ordinary shares in the form of cash, or a repurchase of ordinary shares, that the Board determines is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the ordinary shares; or

—	any other event occurs, which, in the judgment of the Board or Committee necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Plan;

then the Administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Plan and subject to certain provisions of the Code, adjust the number and type of ordinary shares subject to the Plan and which may, after the event, be made the subject of awards; the number and type of ordinary shares subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and performance goals of an award.

In any such case, the Administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award (without the consent of the holder) in an amount and at a time determined by the Administrator.

No such adjustments may be authorized in the case of incentive share options to the extent that such authority would cause the Plan to violate Code Section 422(b).

Without limitation, if there is a reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a change of control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding ordinary shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute for each share then subject to an award and the shares subject to the Plan the number and kind of shares, other securities, cash or other property to which holders of our ordinary shares will be entitled in respect of each share pursuant to the transaction.

In the case of a share dividend (other than a share dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the shares (including a reverse share split), if no action is taken by the Administrator, the adjustments described above will automatically be made.

In connection with any merger, consolidation, acquisition of property or shares, or reorganization, the Administrator may authorize the issuance or assumption of awards under the Plan.

Change of Control

Unless otherwise expressly provided in an award agreement or another contract, or under the terms of a transaction constituting a change of control, the Administrator may provide for the acceleration of the vesting or earning and, if applicable, exercisability of any outstanding award, or portion thereof, or the lapsing of any conditions or restrictions on or the time for payment in respect of any outstanding award, or portion thereof, upon a change of control or the termination of the participant’s employment following a change of control.

In addition, unless otherwise expressly provided in an award agreement or another contract, or under the terms of a transaction constituting a change of control, the Administrator may provide that any or all of the following will occur in connection with a change of control:

—	the substitution for the shares subject to any outstanding award of securities of a surviving corporation or any successor corporation to the Company, or a parent or subsidiary, in which case the aggregate purchase or exercise price, if any, of the award, or portion thereof, will remain the same,

—	the conversion of any outstanding award into a right to receive cash or other property upon or following the consummation of the change of control in an amount equal to the value of the consideration to be received by holders of our ordinary shares in connection with such transaction for one share, less the per share purchase or exercise price of the award, if any, multiplied by the number of shares subject to the award,

—	acceleration of the vesting (and, as applicable, the exercisability) of any and/or all outstanding awards,

—	the cancellation of any outstanding and unexercised awards upon or following the consummation of the change of control (without the consent of an award holder or any person with an interest in an award),

—	in the case of options or share appreciation rights, the cancellation of all outstanding options or share appreciation rights in exchange for a cash payment equal to the excess of the change of control price (as defined in the Plan) over the exercise price of the shares subject to the option or share appreciation right upon the change of control (or for no cash payment if such excess is zero), and/or

—	the cancellation of any awards in exchange for a cash payment based on the value of the award as of the date of the change of control (or for no payment if the award has no value).

The terms of any awards that are subject to Code Section 409A will govern the treatment of such awards upon a change of control to the extent required for such awards to remain compliant with Code Section 409A, as applicable.

“Change of control” under the Plan means the occurrence of any one of the following:

—	Any person (other than an employee benefit plan of the Company or of any subsidiary of the Company and fiduciaries and certain other parties related to any of these plans) becomes the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

—	The Company is merged or consolidated with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or the Company engages in a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 50% or more of the combined voting power of the Company’s then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving the Company shall not be considered a change of control if the Company is the surviving corporation and shares are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;

—

The Company or any affiliate sells, assigns or otherwise transfers assets in a transaction or series of related transactions, if the aggregate market value of the assets so transferred exceeds 50% of the Company’s consolidated book value, determined by the Company in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided, however, that such a transfer effected pursuant to a spin-off or split-up where shareholders of the Company retain ownership of the transferred assets proportionate to their pro rata ownership interest in the Company shall not be a change of control;

—	The Company dissolves and liquidates substantially all of its assets; or

—	At any time when the “continuing directors” cease to constitute a majority of the Board. For this purpose, a “continuing director” means the individuals who, at the effective date of the Plan, constitute the Board and any new directors (other than directors designated by a person who has entered into an agreement with the Company to effect a change of control transaction) whose appointment to the Board or nomination for election by company shareholders was approved by a vote of at least two-thirds of the then-serving continuing directors.

If an award is considered deferred compensation subject to the provisions of Code Section 409A, then the Administrator may include an amended definition of “change of control” in the award agreement issued with respect to such award as necessary to comply with, or as necessary to permit a deferral under, Code Section 409A.

The Plan does not provide for a “gross-up” for any excise taxes imposed on golden parachute payments under Code Section 4999. Rather, except to the extent the participant has in effect an employment or similar agreement with the Company or any affiliate or is subject to a policy that provides for a more favorable result to the participant, if any payments or benefits paid by the Company pursuant to the Plan would cause some or all of such payments or benefits in conjunction with any other payments or benefits in connection with a change of control to be subject to the tax imposed by Code Section 4999, then these payments will either be cut back to a level below the amount triggering the tax or be delivered in full, whichever will provide the greater after-tax benefit to the participant.

Termination and Amendment

The Plan’s term is indefinite, in that it terminates when all shares reserved for issuance under the Plan have been issued, subject to the Board’s right to terminate the Plan at any time. In addition, the Board or the Administrator may amend the Plan at any time, except:

—	the Board must approve any amendment to the Plan if we determine such approval is required by prior action of the Board, applicable corporate law or any other applicable law;

—	shareholders must approve any amendment to the Plan if we determine that such approval is required by Section 16 of the Exchange Act, the listing requirements of any principal securities exchange or market on which our ordinary shares are then traded, or any other applicable law; and

—	shareholders must approve any amendment to the Plan that materially increases the number of ordinary shares reserved under the Plan, the incentive share option award limits or the per participant award limitations set forth in the Plan, that shortens the minimum vesting requirements under the Plan or that diminishes the provisions prohibiting repricing or backdating stock options and share appreciation rights.

The Administrator generally may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person that may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or other person. The Administrator does not need to obtain participant or other interested party consent, however, for the adjustment or cancellation of an award pursuant to the adjustment provisions of the Plan or the modification of an award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which our ordinary shares are then traded, to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any award for the Company, or to the extent the Administrator determines that the action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) with an interest in the award.

The authority of the Administrator to terminate or modify the Plan or awards will extend beyond the termination date of the Plan. In addition, termination of the Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

Cancellation, Disgorgement and Recoupment of Awards

The Committee may cancel an award or require a participant to return to us any compensation received under an award in certain circumstances, such as if the participant is terminated for cause or breaches any restrictive covenants, such as a non-compete, with us. In addition, all awards will be subject to any recoupment or clawback policy that we adopt from time to time.

Repricing Prohibited

Neither the Administrator nor any other person may: (1) amend the terms of outstanding options or share appreciation rights to reduce the exercise price of such outstanding options or share appreciation rights; (2) cancel outstanding options or share appreciation rights in exchange for options or share appreciation rights with an exercise price that is less than the exercise price of the original options or share appreciation rights; or (3) cancel outstanding options or share appreciation rights with an exercise price above the current share price in exchange for cash or other securities.

Backdating Prohibited

The Administrator may not grant an option or share appreciation right with a grant date that is effective prior to the date the Administrator takes action to approve such award.

Foreign Participation

To assure the viability of awards granted to participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using the Plan in a foreign country will not affect the terms of the Plan for any other country.

Certain U.S. Federal Income Tax Consequences Applicable to U.S. Taxpayers

IRS Circular 230 Notice Requirement. This communication is not given in the form of a covered opinion, within the meaning of Circular 230 issued by the United States Secretary of the Treasury. Thus, we are required to inform you that you cannot rely upon any tax advice contained in this communication for the purpose of avoiding United States federal tax penalties. In addition, any tax advice contained in this communication may not be used to promote, market or recommend a transaction to another party.

The tax consequences of stock options and other awards granted under the Plan are complex and depend, in large part, on the surrounding facts and circumstances. This section provides a brief summary of certain significant U.S. federal income tax consequences of the Plan under existing U.S. law. This summary is not a complete statement of applicable law and is based upon the Code, the regulations promulgated therein, as well as administrative and judicial interpretations of the Code as in effect on the date of this description. If U.S. federal tax laws, or the interpretations of such laws, change in the future, the information provided in this section may no longer be accurate. This section does not discuss state, local, or non-U.S. tax consequences. This section also does not discuss the effect of gift, estate, or inheritance taxes. Therefore, it is important that you consult with your tax advisor before taking any action with respect to any award you received under the Plan.

We are not a U.S. taxpayer and, accordingly, awards under the Plan are not expected to have direct U.S. federal income tax consequences to us.

Options

The grant of an option under the Plan will create no federal income tax consequences to the recipient. A participant who is granted a non-qualified option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of our ordinary shares at such time over the exercise price. Upon the participant’s subsequent disposition of the ordinary shares received with respect to such option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the ordinary shares on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of our ordinary shares acquired pursuant to the exercise of an incentive option. If the participant fails to hold the ordinary shares acquired pursuant to the exercise of an incentive option for at least two years from the grant date of the incentive option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of our ordinary shares on the exercise date over the exercise price. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Share Appreciation Rights

The grant of a share appreciation right under the Plan will create no income tax consequences to the recipient. A participant who is granted a share appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of our ordinary shares at such time over the grant price. If the share appreciation right is settled in our ordinary shares, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the ordinary shares on the exercise date).

Restricted Shares

Generally, a participant will not recognize income at the time an award of restricted shares is made under the Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the shares lapse in an amount equal to the fair market value of the restricted shares at such time. Any otherwise taxable disposition of the restricted shares after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our ordinary shares on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. Any dividends paid in stock will be treated as an award of additional restricted shares subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted shares, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted shares on the date of the award (less the amount, if any, the participant paid for such restricted shares). If the participant makes the election, then any cash dividends the participant receives with respect to the restricted shares will be treated as dividend income to the participant in the year of payment. Any otherwise taxable disposition of the restricted shares (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted shares, then the participant will not be entitled to claim a credit for the tax previously paid.

Restricted Share Units

A participant will not recognize income at the time an award of a restricted share unit is made under the Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received. If the restricted share units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives restricted shares in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted shares as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid.

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common stock paid.

Code Section 409A

Awards under the Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. If the requirements of Code Section 409A are not complied with, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. The Plan is intended to permit compliance with Code Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Code Section 409A. To the extent that we determine that any award granted under the Plan is subject to Code Section 409A, the award agreement evidencing such award is expected generally to incorporate the terms and conditions required by Code Section 409A. The Plan and any applicable awards may be modified to exempt the awards from Code Section 409A or comply with the requirements of Code Section 409A.

New Plan Benefits

The awards that may be granted under the Plan in the future to the executive officers or non-employee directors named in this Proxy Statement or to other officers, non-employee directors, employees, or other persons cannot be determined at this time. The Administrator will make such determinations from time to time.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S

2014 OMNIBUS INCENTIVE PLAN.

PROPOSAL FOUR

RATIFICATION OF THE COMPANY’S AUDITORS

Upon recommendation of the Audit Committee of the Company, our Board proposes that the shareholders ratify the appointment of Hacker, Johnson & Smith, P.A. (“Hacker Johnson”) to serve as the independent auditors of the Company for the fiscal year ending December 31, 2014. Hacker Johnson served as the independent auditors of the Company for the fiscal year ended December 31, 2013.

Although ratification is not required by law, our Board believes that shareholders should be given the opportunity to express their view on the subject. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.

A representative of Hacker Johnson will attend the Meeting telephonically and will be available to respond to questions and may make a statement if he or she so desires.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT HACKER

JOHNSON AS THE COMPANY’S AUDITOR.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board Leadership Structure and Risk Oversight

Since the Company’s formation in 2013, the Company has bifurcated the positions of Chairman of the Board and Chief Executive Officer. Paresh Patel has served as Chairman of the Board since April 2013, and Sanjay Madhu has served as Chief Executive Officer of the Company since April 2013.

We believe it is the Chairman of the Board’s responsibility to run the Board, and the Chief Executive Officer’s responsibility to run the Company. We believe at this stage in the Company’s development that it is beneficial to have a Chairman of the Board who can concentrate on leading the Board and not have to be involved in the day-to-day operations of the Company. Likewise, by having two different individuals serve as Chairman of the Board and Chief Executive Officer, our Chief Executive Officer is able to focus the vast amount of his time and energy in running the Company and furthering its operational business strategy.

We have four independent directors and two non-independent directors. We believe that the number of independent, experienced directors on our Board provides the necessary and appropriate oversight for our Company.

Management is primarily responsible for assessing and managing the Company’s exposure to risk. While risk assessment is management’s duty, the Audit Committee is responsible for discussing certain guidelines and policies with management that govern the process by which risk assessment and control is handled. The Audit Committee also reviews steps that management has taken to monitor the Company’s risk exposure. In addition, the Underwriting Committee approves and reviews our underwriting policies and guidelines, oversees our underwriting process and procedures, monitors our underwriting performance and oversees our underwriting risk management exposure. Management focuses on the risks facing the Company, while the Audit Committee and the Underwriting Committee focus on the Company’s general risk management strategies and oversee risks undertaken by the Company. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Board Committees and Meetings

Our Board has four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Underwriting Committee. Each committee has a written charter. The table below provides current membership information for each of the committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Underwriting Committee
Paresh Patel		X		X*

Sanjay Madhu				X

Krishna Persaud		X*	X

Ray Cabillot	X*		X

Allan Martin	X		X*

Mayur Patel, M.D.	X	X		X

*	Committee Chairperson

Our Board held four meetings in 2013. Except for Allan Martin, who attended two of the four Board meetings held in 2013, each of our directors attended at least 75% of the meetings of the Board in 2013, provided that he was a director at the time such meeting was held. As we have only been a public company since March 2014, our Board committees did not meet as separate committees during 2013 and committee functions were served by our full Board.

It is our policy that directors are expected to attend the annual general meeting of shareholders in the absence of a scheduling conflict or other valid reason.

The Company’s Nominating and Corporate Governance Committee and the Board have reviewed the responses of director nominees to a questionnaire asking about their relationships (and those of immediate family members) with the Company and other potential conflicts of interest, and have considered the relationships described in the section of this Proxy Statement entitled “Certain Relationships and Related-Party Transactions” in determining their independence.

The Board has determined that (1) Paresh Patel and Sanjay Madhu do not qualify as independent directors under the applicable rules of The Nasdaq Stock Market and the SEC and (2) Krishna Persaud, Ray Cabillot, Allan Martin, and Mayur Patel qualify as independent directors under the applicable rules of The Nasdaq Stock Market and the SEC.

The Board has also determined that all of the members of the Audit Committee and the Nominating and Corporate Governance Committee qualify as independent directors under the applicable rules of The Nasdaq Stock Market. One of the members of our Compensation Committee, Paresh Patel, is not an independent director. We have relied on Nasdaq Marketplace Rule 5615(b)(1) in appointing Paresh Patel to our Compensation Committee.

Nasdaq Marketplace Rule 5615(b)(1) permits a company listing in connection with its initial public offering to phase in its compliance with the Compensation Committee composition requirements set forth in Rule 5605(d)(2) as follows: (1) one member must satisfy the independence requirements at the time of listing; (2) a majority of members must satisfy the independence requirements within 90 days of listing; and (3) all members must satisfy the independence requirements within one year of listing. We currently have three Compensation Committee members, two of which are independent. In order to meet the requirements set forth in Nasdaq Marketplace Rule 5615(b)(1), within one year of listing, we will replace the non-independent member of our Compensation Committee (Paresh Patel) with an independent member who will be a then-current member of our Board or a new member elected or appointed to our Board.

Below is a description of each committee of our Board of Directors.

Audit Committee

Our Audit Committee consists of three members – Ray Cabillot, Allan Martin and Mayur Patel. Each of these individuals meets all independence requirements for Audit Committee members set forth in applicable SEC rules and regulations and the applicable rules of The Nasdaq Stock Market. Ray Cabillot serves as Chairman of our Audit Committee and qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC.

The Audit Committee has general responsibility for the oversight of our accounting, reporting and financial control practices. The Audit Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.oxbridgere.com.

Compensation Committee

Our Compensation Committee currently consists of three members – Krishna Persaud, Mayur Patel, and Paresh Patel. Krishna Persaud serves as Chairman of our Compensation Committee. As noted above, one of the members of our Compensation Committee, Paresh Patel, is not an independent director.

The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our Chief Executive Officer and to make recommendations to our Board relating to the compensation of our other executive officers. Our Compensation Committee, among other things, assists our Board in ensuring that a proper system of compensation is in place to provide performance-oriented incentives to management. Our Compensation Committee has the authority to delegate its responsibilities to a subcommittee or to officers of the Company to the extent permitted by applicable law and the compensation plans of the Company if it determines that such delegation would be in the best interest of the Company. Our Compensation Committee may engage a compensation consultant, however, it did not engage a compensation consultant with respect to executive or director compensation for 2013.

The Compensation Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.oxbridgere.com.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of three members – Ray Cabillot, Allan Martin, and Krishna Persaud. Allan Martin serves as the Chairman of our Nominating and Corporate Governance Committee. All of the members of our Nominating and Corporate Governance Committee qualify as independent directors under the applicable rules of The Nasdaq Stock Market.

The Nominating and Corporate Governance Committee makes recommendations to our Board as to nominations for our Board and committee members, as well as structural, governance and procedural matters. The Nominating and Corporate Governance Committee also reviews the performance of our Board and the Company’s succession planning. The Nominating and Corporate Governance Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.oxbridgere.com.

The Nominating and Corporate Governance Committee is responsible for reviewing the criteria for the selection of new directors to serve on the Board and reviewing and making recommendations regarding the composition and size of the Board. When our Board decides to seek a new member, whether to fill a vacancy or otherwise, the Nominating and Corporate Governance Committee will consider recommendations from other directors, management and others, including shareholders. In general, the Nominating and Corporate Governance Committee looks for directors possessing superior business judgment and integrity who have distinguished themselves in their chosen fields and who have knowledge or experience in the areas of insurance, reinsurance, financial services or other aspects of the Company’s business, operations or activities. In selecting director candidates, the Nominating and Corporate Governance Committee also considers the interplay of the candidate’s experience with the experience of the other Board members.

The Nominating and Corporate Governance Committee will consider, for director nominees, persons recommended by shareholders, who may submit recommendations to the Nominating and Corporate Governance Committee in care of the Company’s Secretary, at Harbour Place, Ground Floor, 103 South Church, P.O. Box 469, George Town, KY1-9006, Cayman Islands. To be considered by the Nominating and Corporate Governance Committee, such recommendations must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. Nominees for director who are recommended by shareholders to the Nominating and Corporate Governance Committee will be evaluated in the same manner as any other nominee for director.

Underwriting Committee

The Underwriting Committee, among other things, approves and reviews our underwriting policies and guidelines, oversees our underwriting process and procedures, monitors our underwriting performance and oversees our underwriting risk management exposure. The Underwriting Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.oxbridgere.com.

EXECUTIVE OFFICERS

Name	Age	Position	Position Since
Sanjay Madhu*	49	Chief Executive Officer, President, and Director (Principal Executive Officer)	2013

Wrendon Timothy	34	Financial Controller and Secretary (Principal Financial and Accounting Officer)	2013

*	See biography above under “—Director Nominees.”

Wrendon Timothy. Wrendon Timothy has served as our Financial Controller and Secretary since August 1, 2013. Mr. Timothy has approximately ten years of professional experience in audit and assurance service both in Trinidad and the Cayman Islands. From September 2007 through July 2013, Mr. Timothy worked as an Audit Senior and Audit Manager at PricewaterhouseCoopers Chartered Accountants in the Cayman Islands (“PwC Cayman”). During his time with PwC Cayman, Mr. Timothy was responsible for, among other things, leading and managing varied audit and reissue engagements, including banks, trusts, insurance entities, and reinsurance entities; reviewing financial statements to ensure compliance with U.S. GAAP or International Financial Reporting Standards; training and development of junior staff; technical presentations to insurance managers on island, as well as other management functions. From September 2005 through August 2007, Mr. Timothy served as a Senior Accountant at KPMG Chartered Accountants in Trinidad and Tobago (“KPMG”). During his time with KPMG, Mr. Timothy led numerous financial services, retail, manufacturing and other audit engagements and prepared financial statements under International Financial Reporting Standards. Mr. Timothy is a Fellow of the Association of Chartered Certified Accountants and is currently pursuing an MBA in Finance from Heriott Watt University. Mr. Timothy is also a member of the Cayman Islands Society of Professional Accountants (CISPA). Mr. Timothy brings considerable finance, accounting and management experience to our Company.

DIRECTOR COMPENSATION

Since August 19, 2013, each of our non-employee directors receives an annual director fee of $20,000, payable in quarterly installments of $5,000, for service as a director.

The following table summarizes the compensation of our non-employee directors for 2013.

Director Compensation

Name	Fees Earned or Paid in Cash	Total
Paresh Patel	$7,247	$7,247

Krishna Persaud	$7,247	$7,247

Ray Cabillot	$7,247	$7,247

Allan Martin	$7,247	$7,247

Mayur Patel, M.D.	$3,333	$3,333

SHAREHOLDER COMMUNICATION

Our Board has adopted a policy for handling shareholder communications to directors. Shareholders may send written communications to our Board or any one or more of the individual directors by mail, c/o Secretary, Oxbridge Re Holdings Limited, Harbour Place, Ground Floor, 103 South Church, P.O. Box 469, George Town, KY1-9006, Cayman Islands. There is no screening process, other than to confirm that the sender is a shareholder and to filter inappropriate materials and unsolicited materials of a marketing or publication nature. All shareholder communications that are received by the Secretary of the Company for the attention of a director or directors are forwarded to such director or directors.

EXECUTIVE COMPENSATION

The following table summarizes the compensation of our principal executive officer for 2013. No other executive officer earned compensation in excess of $100,000 in 2013. As described below, we have employment agreements with each of our named executive officers. Neither of our executive officers had outstanding equity awards as of December 31, 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Total
Sanjay Madhu Chief Executive Officer and President	2013	$91,667	$9,100	$100,767

Employment Agreements

Sanjay Madhu

On July 18, 2013, we entered into an executive employment agreement with Sanjay Madhu, our Chief Executive Officer and President. Under the terms of this agreement, Mr. Madhu’s employment commenced on July 18, 2013 and will continue for three years unless terminated earlier. Following this initial three year term, the agreement will automatically renew for additional one year terms unless either party chooses not to renew.

The executive employment agreement entitles Mr. Madhu to receive: (1) an annual base salary of $200,000, (2) any additional compensation granted by our Board of Directors (or a committee thereof), and (3) medical, dental, life, disability and retirement benefits.

If Mr. Madhu’s employment is terminated by us for good cause or if Mr. Madhu terminates his employment with us, he will be entitled to: (1) his accrued base salary and accrued vacation pay and other paid time off, in each case through his date of termination, and (2) reimbursement for expenses accrued through his date of termination.

If Mr. Madhu’s employment is terminated by us without good cause, he will be entitled to: (1) his accrued base salary and accrued vacation pay and other paid time off, in each case through the date of termination, (2) reimbursement for expenses accrued through his date of termination, and (3) the amount of base salary that would have been payable through the term of the agreement (excluding future automatic renewals) if his employment had not been terminated. If such termination is within three years following a change of control, Mr. Madhu will be entitled to receive, in lieu of the amount described in clause (3) directly above, an amount equal to 2.9 times the total amount of his annual base salary. If Mr. Madhu’s employment is terminated due to his death or incapacity, it will be deemed to be a termination without good cause.

Mr. Madhu’s executive employment agreement also contains non-compete and non-solicitation provisions.

Wrendon Timothy

Wrendon Timothy is our Financial Controller and Secretary, and his employment with us commenced on August 1, 2013. The terms of his employment, as provided in an employment letter agreement between us and Mr. Timothy, will continue until July 31, 2015 and may be extended by mutual consent.

Under the agreed upon terms of employment, Mr. Timothy is entitled to receive a basic gross salary of $80,400 per year, payable monthly. His salary will be reviewed annually and may be adjusted at our discretion. We will also pay the monthly premiums for Mr. Timothy’s medical, dental and vision insurance, and match Mr. Timothy’s contributions to his pension plan. Finally, Mr. Timothy will be eligible to receive a discretionary bonus which will be based on our financial performance and Mr. Timothy’s personal performance.

We may terminate Mr. Timothy’s employment without notice in the event of serious or persistent misconduct or breach of the agreed upon terms of Mr. Timothy’s employment or for cause. In other circumstances, the party that wishes to terminate Mr. Timothy’s employment must provide 60 days’ prior written notice.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements and the public reporting process. The Audit Committee’s primary purpose is to assist the Board in fulfilling its responsibilities to oversee the participation of management in the financial reporting process and the role and responsibilities of the independent auditors. However, as the Company did not become a public company until March 2014, the Company’s Audit Committee has not issued a report with respect to the Company’s financial statements for the year ended December 31, 2013.

INDEPENDENT PUBLIC ACCOUNTANT FEES AND SERVICES

Audit Fees

The aggregate amount of fees billed by Hacker Johnson for professional services rendered for (1) the audit of our financial statements for the fiscal year ended December 31, 2013 and (2) other services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements were approximately $30,000 for the fiscal year ended December 31, 2013.

Audit-Related Fees

There were no fees billed by Hacker Johnson for audit-related services during the fiscal year ended December 31, 2013.

Tax Fees

There were no fees billed by Hacker Johnson for tax or tax compliance services during the fiscal year ended December 31, 2013.

All Other Fees

There were no other fees billed by Hacker Johnson during the fiscal year ended December 31, 2013.

No fees were billed by Hacker Johnson prior to the year ended December 31, 2013 as our Company was organized in April 2013.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee charter includes our policy regarding the approval of audit and non-audit services performed by our independent auditors. The Audit Committee is responsible for retaining and evaluating the independent auditors’ qualifications, performance and independence. The Audit Committee pre-approves all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Audit Committee may delegate this authority to a subcommittee consisting of one or more Audit Committee members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next meeting. Our Board approved all professional services provided to us by Hacker Johnson during 2013.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of October 24, 2014 by:

—	each person who is known by us to beneficially own more than 5% of our outstanding ordinary shares,

—	each of our directors, nominees, and named executive officers, and

—	all directors and named executive officers as a group.

The percentages of ordinary shares beneficially owned are based on the 6,000,000 ordinary shares outstanding as of October 24, 2014. Information with respect to beneficial ownership has been furnished by each director, officer and beneficial owner of more than 5% of our ordinary shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to the securities. In computing the number of ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of October 24, 2014 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all ordinary shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in care of Oxbridge Re Holdings Limited, at Harbour Place, Ground Floor, 103 South Church Street, George Town, Cayman Islands.

	Beneficially Owned At Record Date
Name of Beneficial Owners	Number of Ordinary Shares		Percent
5% Shareholders:

Blake Casper	332,000	(1)	5.31%

Named Executive Officers and Directors:

Paresh Patel	864,000	(2)	13.13%

Sanjay Madhu	672,000	(3)	10.41%

Krishna Persaud	638,000	(4)	9.91%

Mayur Patel	352,000	(5)	5.63%

Allan Martin	828,998	(6)	12.75%

Ray Cabillot	1,139,836	(7)	17.26%

Wrendon Timothy	10,500	(8)	*

All Executive Officers and Directors as a Group (7 persons)	4,505,348		50.98%

*	Represents less than 1% of the outstanding ordinary shares.

(1)	Includes 83,000 ordinary shares held by Moksha Capital Partners Re (C) Ltd., and 249,000 ordinary shares issuable upon the exercise of warrants held by Moksha Capital Partners Re (C) Ltd. that are currently exercisable. As of the date of this table, Blake Casper, an individual, has sole voting and investment power over these shares by virtue of being the majority member of Moksha Partners Reinsurance Entity, Inc., a Florida member-managed limited liability company that is the sole owner of Moksha Capital Partners Re (C) Ltd.

(2)	Includes 268,000 ordinary shares issuable upon the exercise of warrants held by Paresh Patel, individually, that are currently exercisable; 262,000 ordinary shares issuable upon the exercise of warrants held by Moksha Capital Partners Re (P) Ltd. that are currently exercisable; 130,000 ordinary shares held by Moksha Capital Partners Re (P) Ltd.; 17,000 ordinary shares held by Mr. Patel’s wife, Neha Patel; and 51,000 ordinary shares issuable upon the exercise of warrants held by Mr. Patel’s wife, Neha Patel, that are currently exercisable. As the sole manager of Dharma Partners, LLC, the owner of Moksha Capital Partners Re (P) Ltd., Mr. Patel has voting and investment power over the ordinary shares and warrants held by Moksha Capital Partners Re (P) Ltd.

(3)

Includes 148,500 ordinary shares held by Moksha Capital Partners Re (M) Ltd.; 280,500 ordinary shares issuable upon the exercise of warrants held by Moksha Capital Partners Re (M) Ltd. that are currently exercisable; 68,000 ordinary shares held by Universal Finance & Investments, L.C.; and 175,000 ordinary shares issuable upon the exercise of warrants held by Universal Finance & Investments, L.C. that are currently exercisable. As the sole manager of Moksha Partners M, LLC, the owner of Moksha Capital Partners Re (M) Ltd., Mr. Madhu has voting and investment power over the ordinary shares and warrants held by Moksha Capital

Partners Re (M) Ltd. As the sole owner and manager of Universal Finance & Investments, L.C., Mr. Madhu has voting and investment power over the ordinary shares and warrants held by that entity.

(4)	Includes 35,000 ordinary shares held by Krishna Persaud and his wife, Sumentra Persaud, jointly; 105,000 ordinary shares issuable upon the exercise of warrants held by Krishna Persaud and his wife, Sumentra Persaud, jointly, that are currently exercisable; 166,000 ordinary shares held by Moksha Capital Partners Re (A) Ltd.; and 332,000 ordinary shares issuable upon the exercise of warrants held by Moksha Capital Partners Re (A) Ltd. that are currently exercisable. Mr. Persaud and his wife share voting and investment power over the shares and warrants held jointly in their names. As the sole manager of Moksha KPC Holding LLC, the owner of Moksha Capital Partners Re (A) Ltd., Mr. Persaud has voting and investment power over the ordinary shares and warrants held by Moksha Capital Partners Re (A) Ltd.

(5)	Includes 249,000 ordinary shares issuable upon the exercise of warrants that are currently exercisable. All of these shares are owned jointly by Dr. Patel and his wife, Ulupi M. Patel. Does not include shares in which Dr. Patel and Ulupi Patel may have an economic interest, but not voting or investment power, by reason of their 9.43% interest in Dharma Partners, LLC, which owns shares through Moksha Capital Partners, Re (P) Ltd., as described in footnote 2 above.

(6)	Includes 165,000 ordinary shares held by Allan Martin and his wife, Marie Martin, jointly; 175,998 ordinary shares issuable upon the exercise of warrants held by Allan Martin and his wife, Marie Martin, jointly, that are currently exercisable; 39,000 ordinary shares issuable upon the exercise of warrants held by A. S. Martin Children Trust that are currently exercisable; 39,000 ordinary shares held by A. S. Martin Children Trust; 39,000 ordinary shares issuable upon the exercise of warrants held by Martin Family Foundation that are currently exercisable; 39,000 ordinary shares held Martin Family Foundation; 83,000 ordinary shares held by Fleur de Lis Partners, LLLP, and 249,000 ordinary shares issuable upon the exercise of warrants held by Fleur de Lis Partners, LLLP that are currently exercisable. As the general partner of Fleur de Lis Partners, LLLP, Mr. Martin has voting and investment power over the ordinary shares and warrants held by that entity.

(7)	Includes 105,000 ordinary shares issuable upon the exercise of warrants held by Ray Cabillot, individually, that are currently exercisable; 35,000 ordinary shares held by Ray Cabillot, individually; 87,300 ordinary shares held by Farnam Street Capital for the benefit of and as the General Partner of Farnam Street Partners and FS Special Opportunities I Fund, and 87,300 ordinary shares issuable upon the exercise of warrants held by Farnam Street Capital for the benefit of and as the General Partner of Farnam Street Partners and FS Special Opportunities I Fund that are currently exercisable; 412,625 ordinary shares held by Farnam Street Capital, and 412,625 ordinary shares issuable upon the exercise of warrants held by Farnam Street Capital that are currently exercisable. As the general partner of Farnam Street Capital, Mr. Cabillot has voting and investment power over the ordinary shares and warrants held by that entity.

(8)	Includes 7,500 ordinary shares issuable upon the exercise of warrants held by Mr. Timothy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, executive officers and the persons who beneficially own more than 10% of our ordinary shares file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulations promulgated by the SEC to furnish us with copies of all

Forms 3, 4 and 5 they file. Because we were not a reporting company during 2013, none of our directors, executive officers or greater than 10% shareholders were required to file such reports during, or with respect to, fiscal 2013.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Reinsurance Contracts with Related Parties

In June 2013, we entered into our initial reinsurance contracts, pursuant to which we received reinsurance premiums in the amount of $4,886,513. These initial reinsurance contracts are with Claddaugh Casualty Insurance Company, Ltd. (“Claddaugh”), a captive reinsurance company and a subsidiary of HCI Group, Inc., a Florida-based, publicly traded holding company.

In addition, effective June 1, 2014, we entered into a reinsurance contract, pursuant to which we are entitled to receive gross reinsurance premiums in the amount of $1,350,000, with Homeowners Choice Property & Casualty Insurance Company (“HCPCI”), another subsidiary of HCI Group.

Mr. Madhu is a director of HCI Group and, until recently, served as the President of its real estate division and as its Vice President of Investor Relations. Paresh Patel, the non-executive Chairman of our Board of Directors and our largest stockholder, is a founder of HCI Group and currently serves as its Chief Executive Officer and as the Chairman of its Board of Directors. Both Mr. Madhu and Mr. Patel are also shareholders of HCI Group. However, neither of Mr. Madhu nor Mr. Patel have any interest in the reinsurance contracts between Claddaugh and our Company or between HCPCI and our Company other than in their capacity as equity holders of both of HCI Group and our Company.

Private Placement

In May and June 2013, we sold an aggregate of $6,692,100 of investment units, with each investment unit consisting of one ordinary share and three warrants (each representing the right to purchase one additional ordinary share), to a group of accredited investors. The price of each investment unit was $6.00. As a result of our sale of such investment units, we issued 1,115,350 ordinary shares and 3,346,050 warrants to purchase 3,346,050 ordinary shares to such accredited investors. Of the 1,115,350 ordinary shares issued, an aggregate of 420,000 ordinary shares were issued to our current directors and executive officers and their immediate family members and affiliates. Of the 3,346,050 warrants issued, an aggregate of 1,260,000 warrants were issued to our current directors and executive officers and their immediate family members and affiliates.

Of the 420,000 ordinary shares and 1,260,000 warrants issued to our current directors and executive officers and their immediate family members and affiliates, 101,000 shares and 303,000 warrants were issued collectively to two companies owned or affiliated with Sanjay Madhu, our President, and Chief Executive Officer (such companies being Universal Finance & Investments, L.C. and Moksha Capital Partners Re (M) Ltd.); an aggregate of 149,000 shares and 447,000 warrants were issued to our non-executive Chairman, Paresh Patel, and his wife and Moksha Capital Partners Re (P), Ltd., a company controlled by Mr. Patel; 118,000 shares and 354,000 warrants were issued to our director, Krishna Persaud, and his affiliate, Moksha Capital Partners Re (A) Ltd.; 35,000 shares and 105,000 warrants were issued to our director, Ray Cabillot; 83,000 shares and 249,000 warrants were issued to Fleur de Lis Partners, LLLP, an affiliate of our director, Allan Martin; and 83,000 shares and 249,000 warrants were issued to our director, Mayur Patel.

As of the date of this Proxy Statement, none of the above-described warrants have been exercised.

Relationships Involving E.W. “Ted” Blanch

In January 2014, we entered into an Underwriting Advisory Agreement with Resonant Consultants, Ltd., or Resonant, a company organized and owned by E.W. “Ted” Blanch, a former director of our Company. Mr. Blanch is also a senior partner with Advocate Reinsurance Partners LLC, a reinsurance broker. Advocate Reinsurance Partners is a reinsurance broker for HCI Group and Claddaugh and was paid a broker commission of $116,651 on one of the initial reinsurance contracts between our Company and Claddaugh. Such commission was paid from the premiums payable to us under the reinsurance contract, and we believe that this commission rate (10% of premiums) is a customary commission amount in the industry. We anticipate paying similar commissions to other brokers in the future on our reinsurance contracts and may pay additional commissions to Advocate Reinsurance Partners in the future on additional reinsurance contracts. Resonant was paid a sum of $150,000 under the terms of the Underwriting Advisory Agreement. Such amounts are incurred through December 31, 2014.

OTHER MATTERS

Neither the Board of Directors nor management intends to bring before the Meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any other business should come properly before the Meeting, or any adjournment or postponement thereof, the proxy holders will vote on such matters at their discretion.

ADDITIONAL INFORMATION

Other Action at the Meeting

As of the date of this Proxy Statement, the Company has no knowledge of any business, other than as described herein and customary procedural matters, which will be presented for consideration at the Meeting. In the event any other business is properly presented at the Meeting, the persons named in the accompanying proxy may, but will not be obligated to, vote such proxy in accordance with their judgment on such business.

Shareholder Proposals for the Annual General Meeting of Shareholders in 2015

Pursuant to Rule 14a-8 of the Exchange Act, shareholder proposals must be received in writing by the Secretary of the Company no later than 120 days prior to the date of the Company’s proxy statement released to shareholders in connection with the Company’s previous year’s annual general meeting of shareholders and must comply with the requirements of Cayman Islands corporate law and the Articles in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the annual general meeting of shareholders in 2015. Shareholder proposals received by July 29, 2015 would be considered timely for inclusion in the proxy statement relating to the 2015 annual general meeting of shareholders.

Any shareholder proposal for the annual general meeting of shareholders in 2015, which is submitted outside the processes of Rule 14a-8, shall be considered untimely unless received by the Secretary in writing no later than October 12, 2015.

Under our Articles, the Board shall call an extraordinary general meeting upon receipt of signed “Members’ requisition” by shareholders holding more than 66.66% in par value of the issued shares which as that date carry the right to vote at an extraordinary general meeting of the Company. Such Members’ requisition must also contain the proposal to be considered at (i.e. objects of) the meeting and must signed by the requisitionists and deposited at the registered office of the Company. If the Board does not within twenty-one days from the date of the deposit of the Members’ requisition duly proceed to convene an extraordinary general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all the requistionists, may themselves convene an extraordinary general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period. Any extraordinary general meeting convened by the requisitionists shall be convened in the same manner as nearly possible as that in which extraordinary general meetings are convened by the Board.

Delivery of Documents to Shareholders Sharing an Address

Some companies, brokers, banks, and other holders of record may employ procedures, approved by the SEC, known as “householding.” Householding, which reduces costs associated with duplicate printings and mailings, means that we will send only one copy of our proxy materials to shareholders who share the same address. Shareholders sharing the same address will continue to receive separate proxy cards.

If you own ordinary shares and would like to receive additional copies of our proxy materials, you may submit a request to us by: (i) mailing a request in writing to our Secretary at P.O. Box 469, Camana Bay, KY1-9006, Cayman Islands, or (ii) calling us at 1-345-749-7570, and we will promptly mail the requested copies to you. If you own ordinary shares in your own name and you want to receive separate copies of the proxy materials in the future, or if you receive multiple copies and want to receive only one copy, contact Broadridge Corporate Issuer Solutions at 1-877-830-4936. If you beneficially own ordinary shares and you want to receive separate copies of the proxy materials in the future, or if you receive multiple copies and want to receive only one copy, contact your bank, broker, or other holder of record.

Costs of Solicitation

The entire cost of this proxy solicitation will be borne by the Company, including expenses in connection with preparing, assembling, printing and mailing proxy solicitation materials. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile, electronic communication, in person or via the Internet, although no compensation will be paid for such solicitation.

By Order of the Board of Directors,

Sanjay Madhu Chief Executive Officer November 26, 2014
Grand Cayman, Cayman Islands

Appendix A

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

Oxbridge Re Holdings Limited

(Adopted by Special Resolutions passed on [•] 2014)

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Oxbridge Re Holdings Limited

(Adopted by Special Resolutions passed on [•] 2014)

1	The name of the Company is Oxbridge Re Holdings Limited.

2

The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5	The share capital of the Company is US$50,000 divided into 50,000,000 shares of a par value of US$0.001 each.

6

The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7

Capitalised terms that are not defined in this Third Amended and Restated Memorandum of Association bear the respective meanings given to them in the Third Amended and Restated Articles of Association of the Company adopted by Special Resolutions passed on [•] 2014.

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Oxbridge Re Holdings Limited

(Adopted by Special Resolutions passed on [•] 2014)

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Affiliate”

means (i) in the case of a natural person, such person’s parents, parents-in-law, spouse, children or grandchildren, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by such person or any of the foregoing, (ii) in the case of an entity, a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty percent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of corporation, share having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity.

“Articles”	means these articles of association of the Company.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Code”

means the United States Internal Revenue Code of 1986, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Articles to a provision of the Code or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation.

“Company”	means the above named company.

“Controlled Shares”	means in reference to any Person means all Shares directly, indirectly or constructively owned by such Person as determined pursuant to Section 958 of the Code.

“Designated Stock Exchange”	means the NASDAQ Stock Market or any other stock exchange or automated quotation system on which, any or all of, the Company’s Units, Warrants and Shares are then traded.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.

“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

“Eligible Investor”	means a person eligible to hold Shares, as determined from time to time by the Directors.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company, as amended and restated from time to time.

“Ordinary Resolution”

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a written resolution passed by the holders of a simple majority of the issued Shares giving such entitlement. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Share”	has the same meaning as a Share and which Share has no preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise.

“Oxbridge Reinsurance”	means Oxbridge Reinsurance Limited, a company incorporated in the Cayman Islands which is the holder of a ‘Class C’ insurance licence issued by the Cayman Islands Monetary Authority.

“Person”	means any individual, company, corporation, firm, partnership, trust or any other business, enterprise, entity or person, whether or not recognised as constituting a separate legal entity.

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“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Share”	means a share in the Company and includes a fraction of a share in the Company.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Law (2013 Revision) of the Cayman Islands.

“Subscriber”	means the subscriber to the Memorandum.

“Tentative 9.9% U.S. Member”	means a Person that, but for adjustments to the voting rights of shares pursuant to Article 22 would be a 9.9% U.S. Member.

“Transfer”	means, in respect of any Share, any sale, assignment, exchange, transfer, pledge, encumbrance or other disposition of that Share, and “Transferred” shall be construed accordingly.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

“U.S. Person”	means a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Unit”	means an investment unit consisting of one Ordinary Share and one Warrant.

“Warrant”	means a warrant representing a right to purchase one Ordinary Share exercisable at any time until 31 May 2018 at an exercise price of US$7.50.

“9.9% U.S. Member”

means a U.S. Person whose Controlled Shares constitutes nine and nine-tenths per cent. (9.9%) or more of the voting power of the Shares and who would be generally required to recognise income with respect to the Company under Section 951(a)(1) of the Code if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.9%.

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1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)

any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)

the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)

any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)	sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)

the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

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2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3	Issue of Shares

3.1

Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights. Notwithstanding the foregoing, the Subscriber shall have the power to:

(a)	issue one Share to itself;

(b)	transfer that Share by an instrument of transfer to any person; and

(c)	update the Register of Members in respect of the issue and transfer of that Share.

3.2	The Company shall not issue Shares to bearer.

3.3

Unless determined by the Directors, the Company shall not issue any Shares in a manner that would by reason of such issuance cause the total Shares held by any Member to equal or equal or exceed nine and nine-tenths per cent. (9.9%) of the total Shares then issued and outstanding.

4	Register of Members

4.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2

The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5	Closing Register of Members or Fixing Record Date

5.1

For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2

In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5

5.3

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6	Certificates for Shares

6.1

A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2

The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3

If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4

Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

7	Transfer of Shares

7.1

Subject to these Articles, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in any other form approved by the board of Directors and may be under hand or, if the transferor or transferee is a clearing house or it nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the board of Directors may approve from time to time.

7.2

The instrument of transfer shall be executed by or on behalf of the transferor. Without prejudice to the last preceding Article, the board of Directors may also resolve, either generally or in any particular case, upon request by the transferor or transferee to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered into the Register in respect thereof. Nothing in these Articles shall preclude the board of Directors from recognizing a renunciation of the allotment or provisional allotment of any share by the allotee in favour of some other person.

7.3	(a) The board of Directors may, in its absolute discretion (except with respect to a transfer from a Member to its Affiliates(s)), and without giving any reason therefor, refuse to register a

6

transfer of any share (not being a fully paid up share) to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four joint holders or a transfer of any share (not being a fully paid up share) on which the Company has a lien. Notwithstanding the foregoing, if a transfer complies with the holder’s transfer obligations and restrictions set forth under the applicable law and rules of the Designated Stock Exchange (including, but not limited to U.S. securities law provisions related to insider trading) and these Articles, the Directors shall promptly register such transfer.

(b)      The board of Directors in so far as permitted by any applicable law and rules of the Designated Stock Exchange may, in its absolute discretion, at any time and from time to time transfer any share upon the Register of Members to any branch register or any share on any branch register to the Register of Members or any other branch register. In the event of any such transfer, the shareholder requesting such transfer shall bear the cost of effective such transfer unless the board of Directors otherwise determines.

(c)      Unless the board of Directors otherwise agrees (which agreement may be on such terms and subject to such conditions as the board of Directors in its absolute discretion may from time to time determine, and which agreement the board of Directors shall, without giving any reason therefore, be entitled in its absolute discretion to give or withhold), no shares upon the Register of Members shall be transferred to any branch register nor shall shares on any branch register be transferred to the Register of Members or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant registration office, and, in the case of any shares on the Register of Members, at the Office or such other place at which the Register of Members is kept in accordance with the Statute.

(d)      Without limiting the generality of the last preceding Article, the board of Directors may decline to recognise any instrument of transfer unless:

(i)	a fee of such maximum sum as the board of Directors may from time to time require is paid to the Company in respect thereof;

(ii)	the instrument of transfer is in respect of only one class of share;

(iii)

the instrument of transfer is lodged at the registration office or such other place as the Register of Members is kept in accordance with the Statute accompanied by the relevant share certificate(s) or such other evidence as the board of Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

(iv)	the instrument of transfer is duly and properly signed.

(e)      If the board of Directors refuses to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of the refusal.

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7.4

The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty (30) days in any year.

8	Redemption, Repurchase and Surrender of Shares

8.1	Subject to the provisions, if any, in the Articles, the Memorandum, applicable law, including the Statute, and the rules of the Designated Stock Exchange, the Company may:

(a)

issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of such shares, determine;

(b)

purchase its own shares (including any redeemable shares) provided that the manner of purchase is in accordance with the following provisions (this authorization is in accordance with sections 37(2) and 37(3)(d) of the Statute or any modification or re-enactment thereof for the time being in force):

(i)

the Company is authorised to purchase any Share listed on a Designated Stock Exchange in accordance with the following manner of purchase: (1) the maximum number of shares that may be repurchased shall be equal to the number of issued and outstanding shares less one share, and (2) at such time, at not less than the Market Price, and on such other terms as determined and agreed by the Board in its discretion; provided, however, that (x) such repurchase transaction shall be in accordance with the relevant code, rules and regulations applicable to the listing of the shares on the Designated Stock Exchange; and (y) that the Company shall be able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment in respect of the repurchase transaction is proposed to be made; provided, further, that, in the case of a purchase of shares intended to comply with Rule 10b-18 promulgated under the United States Securities Exchange Act of 1934, as amended, the purchase price shall equal the prevailing market price at the time of such purchase as determined by independent bids or transaction prices, rather than the Market Price;

(ii)

the Company is authorised to purchase any Share not listed on a Designated Stock Exchange in accordance with the following manner of purchase: (1) the Company shall serve a repurchase notice in a form approved by the Board on the Member from whom the Shares are to be repurchased at least two (2) days prior to the date specified in the notice as being the repurchase date, (2) the price for the Shares being repurchased shall be such price agreed between the Board and the applicable Member, (3) the date of repurchase shall be the date specified in the repurchase notice, (4) the repurchase shall be on such other terms as specified in the repurchase notice as determined and agreed by the Board and the applicable Member in their sole discretion, and (5) the Company shall be able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment in respect of the repurchase transaction is proposed to be made; and

(c)	make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares

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8.2

Any share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption

8.3	The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

8.4

The Directors may when making payments in respect of redemption or purchase of shares, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment in any form of consideration permitted by the Statute.

8.5	The Directors may accept the surrender for no consideration of any fully paid Share.

9	Treasury Shares

9.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10	Variation of Rights of Shares

10.1

If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, subject to these Articles, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2

For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3

The rights conferred upon the holders of the Shares, or any class of Shares issued with preferred or other rights, shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares (“New Shares”)

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ranking pari passu therewith or in priority thereto. For avoidance of doubt, the rights conferred upon the holders of any Shares, or any class of Shares, shall be deemed not to be varied by the issue and allotment of New Shares even if such New Shares do or will rank in priority for payment of a dividend or in respect of return of capital or surplus or will confer on the holder of the New Shares voting and other rights more favourable than those conferred by such existing Shares or class of Shares.

11	Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13	Lien on Shares

13.1

The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2

The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3

To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall

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(subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14	Call on Shares

14.1

Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4

If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

14.5

An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7

The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8

No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15	Forfeiture of Shares

15.1

If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

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15.2

If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3

A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4

A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5

A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6

The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16	Transmission of Shares

16.1

If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

16.2

Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same

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Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17	Amendments of Memorandum and Articles of Association and Alteration of Capital

17.1	The Company may by Ordinary Resolution:

(a)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)

by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)

cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

17.2

All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

17.3	Subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to the Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

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18	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

19	General Meetings

19.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2

The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

19.3

Further to a resolution of the Directors, the Directors may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

19.4

A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition not less than sixty-six point six-six (66.66%) per cent. in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

19.5

The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

19.6

If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

19.7	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

20	Notice of General Meetings

20.1

At least seven (7) calendar days’ notice (but not more than sixty (60) calendar days’ notice) shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

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(a)	in the case of an annual general meeting, by all of the Members (or their proxies) entitled to attend and vote thereat; and

(b)

in the case of an extraordinary general meeting, by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, together holding not less than ninety five per cent. in par value of the Shares giving that right.

20.2

The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

21	Proceedings at General Meetings

21.1

No business shall be transacted at any general meeting unless a quorum is present. Two Members holding a majority in par value of the total issued Shares, as at the relevant record date pursuant to Article 5, being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

21.2

A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

21.3

A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

21.4

If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

21.5

The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

21.6

If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

21.7

The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

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21.8

When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

21.9

A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Member or Members collectively present in person or by proxy (or in the case of a corporation or other non-natural person, by its duly authorised representative or proxy) and holding at least ten per cent. in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

21.10

Unless a poll is duly demanded and the demand is not withdrawn a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

21.11	The demand for a poll may be withdrawn.

21.12

Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

21.13

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

21.14	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.

22	Votes of Members

22.1

Subject to Articles 22.8-22.10 and subject to any rights or restrictions attached to any Shares, on a show of hands every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or by proxy, shall have one (1) vote and on a poll every Member present in any such manner shall have one vote for every Share of which he is the holder. No cumulative voting shall be allowed.

22.2

In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

22.3

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

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22.4

No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

22.5

No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

22.6

On a poll or on a show of hands votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

22.7

On a poll, a Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

22.8

No Member shall be permitted to vote any Shares for or against the appointment or removal of Directors or directors of any subsidiary of the Company that is treated as a corporation for U.S. federal tax purposes if the holding of the power to vote such shares would cause any Person to be a 9.9% U.S. Member of the Company or any such subsidiary.

22.9

The voting power of each Share is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that no U.S. Person is a 9.9% U.S. Member. This Article 22.9 shall be applied prior to the application of Article 22.8. The board of Directors shall implement the foregoing in the manner provided below:

(a)

The board of Directors shall from time to time, including prior to any time at which a vote of Members is taken, take all reasonable steps to ascertain through communication with Members or otherwise, whether there exists, or will exist at the time any vote of Members is taken, a Tentative 9.9% U.S. Member.

(b)

In the event that a Tentative 9.9% U.S. Member exists, the aggregate votes conferred by Shares held by a Member which are treated as Controlled Shares of that Tentative 9.9% U.S. Member shall be reduced to the extent necessary such that the Controlled Shares of that Tentative 9.9% U.S. Member will constitute less than 9.9% of the voting power of all Shares. In applying the previous sentence where Shares held by more than one Member are treated as Controlled Shares of such Tentative 9.9% U.S. Member, the reduction in votes shall apply to such Members in descending order according to their respective Attribution Percentages, provided that, in the event of a tie, the reduction shall apply first to the Member whose Shares are Controlled Shares of the Tentative 9.9% U.S. Member by virtue of the Tentative 9.9% U.S. Member’s economic interest in (as opposed to voting control with respect to) such Shares. The votes attributable to Shares of Members owning

17

no Shares treated as Controlled Shares of any Tentative 9.9% U.S. Member shall, in the aggregate, be increased by the same number of votes subject to reduction as described above. Such increase shall apply to all such Members in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.9% U.S. Member. The adjustments of voting power described in this Article shall apply repeatedly until there would be no 9.9% U.S. Member. The board of Directors may deviate from any of the principles described in this Article and determine that Shares held by a Member shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.9% U.S. Member or (2) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Member or its affiliates. For the avoidance of doubt, in applying the provisions of this Article 22, each Share may carry a fraction of a vote.

22.10

Any Member that acquires actual knowledge that it is a Tentative 9.9% U.S. Member or that the Shares that it owns are Controlled Shares of a Tentative 9.9% U.S. Member shall give notice to the Company within fifteen (15) days following the date of acquisition of such actual knowledge. The board of Directors shall have the authority to request from any Member, and such Member shall provide, such information as the board of Directors may request for the purpose of determining whether any Member’s voting rights are to be adjusted pursuant to this Article 22. If such Member fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the board of Directors may in its sole and absolute discretion determine that such Member’s Shares shall carry no voting rights, in which case such Shares shall not carry any voting rights until otherwise determined by the board of Directors in its sole and absolute discretion.

23	Proxies

23.1

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

23.2

The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

23.3

The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

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23.4

The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

23.5

Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

24	Corporate Members and Clearing Houses

24.1

Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

24.2

If a clearing house (or its nominee) is a member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorize such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of members of the Company provided that, if more than one person is so authorised, the authorization shall specify the number and class of shares in respect of which each such person is so authorised. A person so authorised pursuant to this provision shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual member of the Company holding the number and class of shares specified in such authorization

25	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

26	Directors

There shall be a board of Directors consisting of not less than four (4) Directors (exclusive of alternate Directors), the exact number of Directors to be determined from time to time by resolution adopted by the majority of the Directors then in office; provided, however, that if no such resolution shall be in effect the number of Directors shall be six (6) Directors. Any increase in the size of the board of Directors pursuant to this Article 26 shall be deemed to a vacancy and be filled in accordance with Article 28.2.

27	Powers of Directors

27.1

Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no

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such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

27.2

All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

27.3

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

27.4

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

27.5

The board of Directors may, from time to time, and except as required by applicable law or the listing rules of the Designated Stock Exchange, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the board of Directors on various corporate governance related matters, as the board of Directors shall determine by resolution from time to time.

28	Appointment and Removal of Directors

28.1	The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

28.2

The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

29	Vacation of Office of Director

  The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)	the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)	the Director is found to be or becomes of unsound mind.

30	Proceedings of Directors

30.1

The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors. A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

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30.2

Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

30.3

A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

30.4

A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution (an alternate Director being entitled to sign such a resolution on behalf of his appointor and if such alternate Director is also a Director, being entitled to sign such resolution both on behalf of his appointer and in his capacity as a Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

30.5

A Director or alternate Director may, or other officer of the Company on the direction of a Director or alternate Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

30.6

The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

30.7

The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

30.8

All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

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30.9

A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

31	Presumption of Assent

A Director or alternate Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director or alternate Director who voted in favour of such action.

32	Directors’ Interests

32.1

A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

32.2

A Director or alternate Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

32.3

A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

32.4

No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

32.5

A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

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33	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

34	Delegation of Directors’ Powers

34.1

The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers, authorities and discretions as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.2

The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.3

The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

34.4

The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

34.5

The Directors may appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer of the Company may be removed by resolution of the Directors or Members. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

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35	Alternate Directors

35.1

Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

35.2

An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, to sign any written resolution of the Directors, and generally to perform all the functions of his appointor as a Director in his absence.

35.3	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

35.4	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

35.5

Subject to the provisions of the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

36	No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

37	Remuneration of Directors

37.1

The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

37.2

The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

38	Seal

38.1

The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

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38.2

The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

38.3

A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

39	Dividends, Distributions and Reserve

39.1

Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by the Statute.

39.2

Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

39.3	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

39.4

The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

39.5

Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

39.6

The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

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39.7

Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

39.8	No Dividend or other distribution shall bear interest against the Company.

39.9

Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

40	Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

41	Books of Account

41.1

The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

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41.2

The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

41.3

The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

42	Audit

42.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

42.2

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

42.3

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

43	Notices

43.1

Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent by airmail.

43.2

Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

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43.3

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

43.4

Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice (which shall include his voting entitlement) on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

44	Winding Up

44.1

If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)

if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)

if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

44.2

If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

45	Indemnity and Insurance

45.1	Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company

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(each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

45.2

The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

45.3

Notwithstanding the last proceeding Article, the Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

46	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

47	Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

48	Mergers and Consolidations

The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine.

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Appendix B

OXBRIDGE RE HOLDINGS LIMITED

2014 OMNIBUS INCENTIVE PLAN

1.	Purpose, Effective Date and Definitions.

(a) Purpose. Oxbridge Re Holdings Limited 2014 Omnibus Incentive Plan has two complementary purposes: (i) to attract, retain, focus and motivate executives and other selected employees, directors, consultants and advisors and (ii) to increase shareholder value. The Plan will accomplish these objectives by offering participants the opportunity to acquire ordinary shares of the Company’s common equity, receive monetary payments based on the value of such ordinary shares or receive other incentive compensation on the terms that this Plan provides.

(b) Effective Date. This Plan will become effective on the date on which the Plan is approved by the Company’s shareholders (the “Effective Date”).

(c) Definitions. Capitalized terms used and not otherwise defined in various sections of the Plan have the meanings given in Section 19.

2.	Administration.

(a) Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

Notwithstanding any provision of the Plan to the contrary, the Administrator shall have the discretion to grant an Award with any vesting condition, any vesting period or any performance period if the Award is granted to a newly hired or promoted Participant, or accelerate or shorten the vesting or performance period of an Award, in connection with a Participant’s death, Disability, Retirement or termination by the Company or an Affiliate without Cause or a Change of Control.

Notwithstanding the above statement or any other provision of the Plan, once established, the Administrator shall have no discretion to increase the amount of compensation payable under an Award that is intended to be performance-based compensation under Code Section 162(m), although the Administrator may decrease the amount of compensation a Participant may earn under such an Award.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Share-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c) No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 2(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

3. Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

4.	Types of Awards; Assistance to Participants.

(a) Grants of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary (that qualifies under Code Section 422) may receive grants of incentive share options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 15(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

(b) Assistance. On such terms and conditions as shall be approved by the Administrator, the Company or any Subsidiary may directly or indirectly lend money to any Participant or other person to accomplish the purposes of the Plan, including to assist such Participant or other person to acquire Shares upon the exercise of Options, provided that such lending is not permitted to the extent it would violate terms of the Sarbanes-Oxley Act of 2002 or any other law, regulation or other requirement applicable to the Company or any Subsidiary.

5.	Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of one million (1,000,000) Shares are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or shares reacquired at any time and now or hereafter held in treasury. The aggregate number of Shares reserved under this Section 5(a) shall be depleted by the maximum number of Shares, if any, that may be issuable under an Award as determined at the time of grant. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.

(b) Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to the Shares covered by the Award will not be payable, on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued

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under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to incentive share options.

(c) Participant Limitations. Subject to adjustment as provided in Section 17, no Participant may be granted Awards that could result in such Participant:

(i)     receiving Options for, and/or Share Appreciation Rights with respect to, more than 200,000 Shares during any fiscal year of the Company;

(ii)     receiving Awards of Restricted Shares and/or Restricted Share Units, and/or other Share-based Awards pursuant to Section 12, relating to more than 100,000 Shares during any fiscal year of the Company;

(iii)   receiving Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 100,000 Shares during any fiscal year of the Company; or

(iv)   receiving Awards of Performance Units the value of which is not based on the Fair Market Value of Shares, Annual Incentive Award(s), Long-Term Incentive Award(s) or Dividend Equivalent Unit(s) that would pay more than $2,000,000 to the Participant during any single fiscal year of the Company.

In all cases, determinations under this Section 5(c) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

6. Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive share option” which meets the requirements of Code Section 422, or a “nonqualified share option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of vesting and exercise; and (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant. In all other respects, the terms of any incentive share option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. Except to the extent the Administrator determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. If an Option that is intended to be an incentive share option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified share option to the extent of such failure. Unless restricted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options made be made by (w) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (x) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (y) by

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surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (z) by any combination of (w), (x) and/or (y). Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Shares as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

7. Share Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

8. Performance and Share Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Shares, Restricted Share Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) whether the restrictions imposed on Restricted Share or Restricted Share Units shall lapse, and all or a portion of the Performance Goals subject to an Award shall be deemed achieved, upon a Participant’s death, Disability or Retirement; (d) the length of the vesting and/or performance period (provided that any period of vesting applicable to Restricted Shares or Restricted Share Units that are (i) not subject to a Performance Goal and (ii) granted to a Participant other than a Non-Employee Director may not lapse more quickly than ratably over three (3) years from the date of grant, subject to Sections 2 and 17) and, if different, the date on which payment of the benefit provided under the Award will be made; (e) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (f) with respect to Restricted Share Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Shares), or a combination thereof.

9. Annual Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or

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Retirement (except, in the case of an Award intended to constitute performance-based compensation under Code Section 162(m), to the extent inconsistent with the applicable requirements of Code Section 162(m)), or such other circumstances as the Administrator may specify.

10. Long-Term Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period (which must be more than one year), the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement (except, in the case of an Award intended to constitute performance-based compensation under Code Section 162(m), to the extent inconsistent with the applicable requirements of Code Section 162(m)), or such other circumstances as the Administrator may specify.

11. Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award will be made concurrently with dividend payments or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (c) the Award will be settled in cash or Shares; and (d) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; provided that Dividend Equivalent Units may not be granted in connection with an Option, Share Appreciation Right or other “stock right” within the meaning of Code Section 409A; and provided further that no Dividend Equivalent Unit granted in tandem with another Award shall include vesting provisions more favorable to the Participant than the vesting provisions, if any, to which the tandem Award is subject; and provided further that any performance period applicable to an Awards of Dividend Equivalent Units must relate to a period of at least one year except that, if the Award is made in the year this Plan becomes effective, at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one year.

12. Other Share-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Shares or cash. Without limitation except as provided herein (and subject to the limitations of Section 15(e)), such Award may include the issuance of shares of unrestricted Shares, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Shares from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of the Award.

13. Effect of Termination on Awards. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of the Participant’s termination of employment or service on the Participant’s Awards, then such agreement shall control. In any other case, except as otherwise provided by the Administrator in an

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Award agreement (which shall control in the event it is inconsistent with the following provisions) or as otherwise determined by the Administrator prior to or at the time of termination of a Participant’s employment or service, the following provisions shall apply upon a Participant’s termination of employment or service with the Company and its Affiliates:

(a) Termination of Employment or Service. If a Participant’s service with the Company and its Affiliates as an employee or a Director ends for any reason other than (i) a termination for Cause, (ii) death, (iii) Disability or (iv) Retirement, then:

(i)     Any outstanding unvested Options or SARs shall be forfeited immediately upon such termination, and any outstanding vested Options or SARs shall be exercisable until the earlier of (A) six (6) months following the Participant’s termination date and (B) the expiration date of the Option or SAR under the terms of the applicable Award agreement; provided that, if the Option was granted to a Director, then the vested Options or SARs shall be exercisable until the earlier of twelve (12) months following the Participant’s termination date and the expiration date.

(ii)     All other outstanding Awards made to the Participant, to the extent not then earned, vested or paid to the Participant, shall terminate on the Participant’s last day of employment or service.

(b) Death, Disability or Retirement of Participant. If a Participant dies during employment with the Company and its Affiliates or while a Director, or if a Participant’s service terminates as a result of Disability or Retirement, then:

(i)     All outstanding Options or SARs shall become fully vested and exercisable by the Participant or, in the case of death, by the Participant’s estate or the person who has acquired the right to exercise such Awards by bequest or inheritance, as follows:

(A) In the case of the Participant’s death, until the earlier of twelve (12) months following the date of the Participant’s death and the expiration date of the Option or SAR.

(B) In the case of a termination as a result of Disability, until the earlier of twelve (12) months following the date of the termination and the expiration date of the Option or SAR.

(C) In the case of a termination as a result of Retirement, until the earlier of ten (10) years following the date of the Participant’s Retirement and the expiration date of the Option or SAR.

(ii)     All restrictions on all outstanding Awards of Restricted Stock or Restricted Units that are not Performance Awards, including all related Dividend Equivalent Units, shall be deemed to have lapsed, and such Awards shall become fully vested, upon the date of death or termination, as applicable.

(iii)     All outstanding Awards of Performance Shares and Performance Units, including all related Dividend Equivalent Units, shall be paid in either unrestricted shares of Stock or cash, as the case may be, following the end of the performance period and based on achievement of the Performance Goals established for such Awards, as if the Participant had not died or terminated service, as applicable, but prorated based on the portion of the performance period that the Participant has completed at the time of death or termination of service.

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(iv)     All other outstanding Awards made to the Participant, to the extent not then earned, vested or paid to the Participant, shall terminate on the Participant’s last day of employment or service.

(c) Termination for Cause. If a Participant’s employment with the Company and its Affiliates or service as a Director is terminated for Cause, all Awards and grants of every type, whether or not then vested, shall terminate no later than the Participant’s last day of employment. The Committee shall have discretion to waive the application of this Section 13(c) in whole or in part and to determine whether the event or conduct at issue constitutes Cause for termination.

(d) Time of Termination. For purposes of this Section 13, termination of service shall be deemed to occur at 11:59 p.m. (Eastern Time) on the relevant date described above, except that, if the Participant is terminated for Cause, then the termination shall occur immediately at the time of such termination.

(e) Consultants and Other Stock-Based Awards. The Administrator shall have the discretion to determine, at the time an Award is made, the effect of the termination of service of a Consultant on Awards held by such individual, and the effect on other Stock-based Awards of the Participant’s termination of employment or service with the Company and its Affiliates.

14. Restrictions on Transfer, Encumbrance and Disposition. No Award granted under this Plan may be sold, assigned, mortgaged, pledged, exchanged, hypothecated or otherwise transferred, or encumbered or disposed of, by a Participant other than by will or the laws of descent and distribution, and during the lifetime of the Participant such Awards may be exercised only by the Participant or the Participant’s legal representative or by the permitted transferee of such Participant as hereinafter provided (or by the legal representative of such permitted transferee). Notwithstanding the foregoing, a Participant may transfer an Award if permitted by the Administrator. Subsequent transfers of transferred Awards are prohibited except transfers otherwise made in accordance with this Section 13. Any attempted transfer not permitted by this Section 13 shall be null and void and have no legal effect. The restrictions set forth in this Section 13, and any risk of forfeiture applicable to an Award, shall be enforceable against any transferee of an Award.

15. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate when all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no incentive share options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan. In addition, no Award may constitute qualified performance-based compensation within the meaning of Code Section 162(m) unless, to the extent required by Code Section 162(m) for such Award to constitute qualified performance-based compensation, the material terms of the Performance Goals applicable to such Award are disclosed to and reapproved by the shareholders of the Company no later than the first shareholder meeting that occurs in the fifth (5th) year following the year in which the shareholders previously approved the Performance Goals.

(b) Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)     the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

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(ii)     shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii)     shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 5(a) or the limits set forth in Section 5(c) (except as permitted by Section 17), (B) an amendment to shorten the minimum vesting periods required in Section 8, or (C) an amendment that would diminish the protections afforded by Section 15(e).

(c)         Amendment, Modification, Cancellation and Disgorgement of Awards.

(i)     Except as provided in Section 15(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 17 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii)     Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination, or a breach of any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

(iii)     Any Awards granted pursuant to this Plan, and any Shares issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 15 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this

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Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 17, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f) Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 15(b)(ii).

(g) Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

16. Taxes.

(a) Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company or its Affiliate may deduct (or require an Affiliate to deduct) from any cash payments of any kind otherwise due the Participant, or with the consent of the Administrator, Shares otherwise deliverable or vesting under an Award, to satisfy such tax or other obligations. Alternatively, the Company or its Affiliate may require such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, then, unless restricted by the Administrator and subject to such procedures as the Administrator may specify, a Participant may satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (i) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. In any case, the Company and its Affiliates may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

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(b) No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than share purchase rights issued pursuant to a shareholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 5(a), (b) and (c)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive share options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares, other securities, cash or other property to which holders of Shares are or will be entitled in respect of each Share pursuant to the transaction.

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Notwithstanding the foregoing, in the case of a share dividend (other than a share dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse share split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such share dividend or subdivision or combination of the Shares.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c) Change of Control. Unless otherwise expressly provided in an Award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change of Control, the Administrator may provide for the acceleration of the vesting or earning and, if applicable, exercisability of any outstanding Award, or portion thereof, or the lapsing of any conditions or restrictions on or the time for payment in respect of any outstanding Award, or portion thereof, upon a Change of Control or the termination of the Participant’s employment following a Change of Control. In addition, unless otherwise expressly provided in an Award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change of Control, without limitation of the foregoing, the Administrator may provide that any or all of the following shall occur in connection with a Change of Control: (a) the substitution for the Shares subject to any outstanding Award, or portion thereof, of shares or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, in which event the aggregate purchase or exercise price, if any, of such Award, or portion thereof, shall remain the same, (b) the conversion of any outstanding Award, or portion thereof, into a right to receive cash or other property upon or following the consummation of the Change of Control in an amount equal to the value of the consideration to be received by holders of Shares in connection with such transaction for one Share, less the per share purchase or exercise price of such Award, if any, multiplied by the number of Shares subject to such Award, or a portion thereof, (c) acceleration of the vesting (and, as applicable, the exercisability) of any and/or all outstanding Awards, (d) the cancellation of any outstanding and unexercised Awards upon or following the consummation of the Change of Control (without the consent of an Award holder or any person with an interest in an Award), (e) in the case of Options or SARs, the cancellation of all outstanding Options or SARs in exchange for a cash payment equal to the excess of the Change of Control Price over the exercise price of the Shares subject to such Option or SAR upon the Change of Control (or for no cash payment if such excess is zero), and/or (f) the cancellation of any Awards in exchange for a cash payment based on the value of the Award as of the date of the Change of Control (or for no payment if the Award has no value).

For purposes of this Section 17, the “value” of a Performance Share shall be equal to, and the “value” of a Performance Unit for which the value is equal to the Fair Market Value of Shares shall be based on, the Change of Control Price. Notwithstanding anything to the contrary in this Section 17(c), the terms of any Awards that are subject to Code Section 409A shall govern the treatment of such Awards upon a Change of Control, and the terms of this Section 17(c) shall not apply, to the extent required for such Awards to remain compliant with Code Section 409A, as applicable.

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(d) Application of Limits on Payments.

(i)        Determination of Cap or Payment. Except to the extent the Participant has in effect an employment or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control, if any payments or benefits paid by the Company pursuant to this Plan, including any accelerated vesting or similar provisions (“Plan Payments”), would cause some or all of the Plan Payments in conjunction with any other payments made to or benefits received by a Participant in connection with a Change of Control (such payments or benefits, together with the Plan Payments, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this Section 17(d) then, notwithstanding any other provision of this Plan to the contrary, the Total Payments shall be delivered either (A) in full or (B) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (A) or (B) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax).

(ii)        Procedures.

(A) If a Participant or the Company believes that a payment or benefit due the Participant will result in some or all of the Total Payments being subject to the Excise Tax, then the Company, at its expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel (“National Tax Counsel”) selected by the Company (which may be regular outside counsel to the Company), which opinion sets forth (1) the amount of the Base Period Income (as defined below), (2) the amount and present value of the Total Payments, (3) the amount and present value of any excess parachute payments determined without regard to any reduction of Total Payments pursuant to Section 6(a)(ii), and (4) the net after-tax proceeds to the Participant, taking into account applicable federal, state and local income taxes and the Excise Tax if (x) the Total Payments were delivered in accordance with Section 17(d)(i)(A) or (y) the Total Payments were delivered in accordance with Section 17(d)(i)(B). The opinion of National Tax Counsel shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such National Tax Counsel opinion determines that Section 17(d)(i)(B) applies, then the Plan Payments or any other payment or benefit determined by such counsel to be includable in the Total Payments shall be reduced or eliminated so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. In such event, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (1) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (2) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (3) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).

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(B) For purposes of this Section 17: (1) the terms “excess parachute payment” and “parachute payments” shall have the meanings given in Code Section 280G and such “parachute payments” shall be valued as provided therein; (2) present value shall be calculated in accordance with Code Section 280G(d)(4); (3) the term “Base Period Income” means an amount equal to the Participant’s “annualized includible compensation for the base period” as defined in Code Section 280G(d)(1); (4) for purposes of the opinion of National Tax Counsel, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4); and (5) the Participant shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation, and state and local income taxes at the highest marginal rate of taxation in the state or locality of the Participant’s domicile, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

(C) If National Tax Counsel so requests in connection with the opinion required by this Section 17(d)(ii) the Company shall obtain, at the Company’s expense, and the National Tax Counsel may rely on, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant solely with respect to its status under Code Section 280G.

(D) The Company agrees to bear all costs associated with, and to indemnify and hold harmless the National Tax Counsel from, any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this Section 17, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of such firm.

(E) This Section 17 shall be amended to comply with any amendment or successor provision to Code Section 280G or Code Section 4999. If such provisions are repealed without successor, then this Section 17 shall be cancelled without further effect.

18. Miscellaneous.

(a) Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)     a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)     a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

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(iii)     a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)     a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f) Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the Cayman Islands, without reference to any conflict of

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law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in (i) a court sitting in the Cayman Islands, and (ii) a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(g) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i) Severability. If any provision of this Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

(j) Section 162(m) Transition Period. Notwithstanding any other provision of this Plan to the contrary, prior to the Registration Date and during the Transition Period, the provisions of this Plan requiring compliance with Code Section 162(m) for Awards intended to qualify as “performance-based compensation” shall only apply to the extent required by Code Section 162(m). This Plan is intended to be subject to the relief set forth in U.S. Treasury Regulation Section 1.162-27(f)(1) and shall be interpreted accordingly during the Transition Period.

19. Definitions. Capitalized terms used in this Plan or any Award agreement have the following meanings, unless the Award agreement otherwise provides:

(a) “Administrator” means the Committee; provided that, to the extent the Board has retained authority and responsibility as an Administrator of the Plan, the term “Administrator” shall also mean the Board or, to the extent the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more officers of the Company as permitted by Section 2(b), the term “Administrator” shall also mean such officer or officers.

(b) “Affiliate” shall have the meaning given in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or Share Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c) “Award” means a grant of Options, Share Appreciation Rights, Performance Shares, Performance Units, Restricted Shares, Restricted Share Units, Shares, an Annual Incentive Award, a Long-Term Incentive Award, Dividend Equivalent Units or any other type of award permitted under the Plan.

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(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means any of the following as determined by the Company: (i) with respect to Participants other than Non-Employee Directors, (A) the failure of the Participant to perform or observe any of the material terms or provisions of any written employment agreement between the Participant and the Company or its Affiliates or, if no written agreement exists, the gross dereliction of the Participant’s duties (for reasons other than the Participant’s Disability) with respect to the Company or its Affiliates; (B) the failure of the Participant to comply fully with the lawful directives of the Board or the board of directors of an Affiliate of the Company, as applicable, or the officers or supervisory employees to whom the Participant reports; (C) the Participant’s dishonesty, misconduct, misappropriation of funds, or disloyalty or disparagement of the Company, any of its Affiliates or its management or employees; or (D) other proper cause determined in good faith by the Administrator; or (ii) with respect to Non-Employee Directors, (A) fraud or intentional misrepresentation; (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its Affiliates; or (C) any other gross or willful misconduct as determined by the Committee, in its sole and conclusive discretion.

(f) “Change of Control” means the first to occur of the following with respect to the Company or any upstream holding company (which, for purposes of this definition, shall be included in references to “the Company”):

(i)     Any “Person,” as that term is defined in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, is or becomes the “Beneficial Owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)     The Company is merged or consolidated with any other corporation or other entity, other than: (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (B) the Company engages in a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “Person” (as defined above) acquires fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving the Company shall not be considered a “Change of Control” if the Company is the surviving corporation and Shares are not converted into or exchanged for shares or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned Shares outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;

(iii)     The Company or any Affiliate sells, assigns or otherwise transfers assets in a transaction or series of related transactions, if the aggregate market value of the assets so sold, assigned or otherwise transferred exceeds fifty percent (50%) of the Company’s consolidated book value, determined by the Company in accordance with generally accepted accounting

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principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided that such a transfer effected pursuant to a spin-off or split-up where shareholders of the Company retain ownership of the transferred assets proportionate to their pro rata ownership interest in the Company shall not be deemed a “Change of Control”;

(iv)     The Company dissolves and liquidates substantially all of its assets; or

(v)     At any time after the Effective Date when the “Continuing Directors” cease to constitute a majority of the Board. For this purpose, a “Continuing Director” shall mean: (A) the individuals who, at the Effective Date, constitute the Board; and (B) any new Directors (other than Directors designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), or (iii) of this definition) whose appointment to the Board or nomination for election by Company shareholders was approved by a vote of at least two-thirds of the then-serving Continuing Directors.

If an Award is considered deferred compensation subject to the provisions of Code Section 409A, then the Administrator may include an amended definition of “Change of Control” in the Award agreement issued with respect to such Award as necessary to comply with, or as necessary to permit a deferral under, Code Section 409A.

(g) “Change of Control Price” means the highest of the following: (i) the Fair Market Value of the Shares, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of the Shares, calculated on the date of surrender of the relevant Award in accordance with Section 17(c), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(i) “Committee” means the Compensation Committee of the Board, or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of Non-Employee Directors (not fewer than two (2)) who also qualify as Outside Directors to the extent necessary for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule and to permit Awards that are otherwise eligible to qualify as “performance-based compensation” under Section 162(m) of the Code to so qualify.

(j) “Company” means Oxbridge Holdings Re Limited, a Cayman Islands exempted company, or any successor thereto.

(k) “Director” means a member of the Board; “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries; and “Outside Director” means a Director who qualifies as an outside director within the meaning of Code Section 162(m).

(l) “Disability” means disability as defined in the Company’s long-term disability plan covering exempt salaried employees, except as otherwise determined by the Administrator and set forth in an Award agreement. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines.

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(m) “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share as described in Section 11.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(o) “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Shares are then traded, as reported in The Wall Street Journal, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion, will be used. If an actual sale of a Share occurs on the market, then the Company may consider the sale price to be the Fair Market Value of such Share.

(p) “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), and shall include “Annual Incentive Awards” as described in Section 9 and “Long-Term Incentive Awards” as described in Section 10.

(q) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(r) “Participant” means an individual selected by the Administrator to receive an Award.

(s) “Performance Goals” means any goals the Administrator establishes, in its discretion, that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units: gross premiums written; gross premiums earned; net premiums written; net premiums earned; modeled probable maximum loss (“PML”); PML to premium ratios; modeled average annual loss (“AAL”); AAL to premium ratios; reinsurance costs; book value; revenue; cash flow; total shareholder return; dividends; debt; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net operating profit; net operating profit after taxes; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation, and/or amortization (“EBITDA”); Fair Market Value of Shares; basic earnings per share; EBITDA excluding charges for share compensation, management fees, restructurings, impairments and/or other specified items (“Adjusted EBITDA”); EBITDA excluding capital expenditures; basic or diluted earnings per share or improvement in basic or diluted earnings per share; revenues (including, but not limited to, total revenues, net revenues or revenue growth); net operating profit; growth in basic or diluted book value; financial return measures (including, but not limited to, return on assets, capital, invested capital, investments, investment income generated by underwriting or other operations or on the float from such operations, equity, or revenue) including or excluding negative returns, and with or without compounding; cash flow measures (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); productivity ratios (including but not limited to measuring liquidity, profitability or leverage); enterprise value; share price (including, but not limited to, growth measures and total shareholder return, inclusive or exclusive of dividends); expense/cost management targets (including but not limited to improvement in or attainment of expense levels, capital expenditure levels, and/or working capital levels); margins (including, but not limited to, operating

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margin, underwriting margins, net income margin, cash margin, gross, net or operating profit margins, EBITDA margins, Adjusted EBITDA margins); operating efficiency; market share or market penetration; customer targets (including, but not limited to, customer growth or customer satisfaction); working capital targets or improvements; profit measures (including but not limited to gross profit, net profit, operating profit, investment profit and/or underwriting profit), including or excluding charges for share compensation, fee income, underwriting losses incurred in prior periods, changes in IBNR reserves and/or other specified items; economic value added; balance sheet metrics (including, but not limited to, inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle, ratio of debt to equity or to EBITDA); workforce targets (including but not limited to diversity goals, employee engagement or satisfaction, employee retention, and workplace health and safety goals); implementation, completion or attainment of measurable objectives with respect to risk management, research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria; or a combination of the foregoing. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Administrator, will exclude the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions, dispositions or recapitalizations; (vii) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; (viii) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, that, in case of each of the foregoing, the Company identifies in its publicly filed periodic or current reports, its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s annual report; (ix) realized capital gains and losses except for periodic settlements and accruals on non-hedge derivative instruments;(x) valuation changes on imbedded derivatives that are not hedged; (xi) after tax effect of catastrophe losses; and (xii) any settlement, award or claim paid as a result of lawsuits or other proceedings brought against the Company or any one or more of its Subsidiaries or Affiliates regarding the scope and nature of coverage provided under an insurance policy issued by such company. With respect to any Award intended to qualify as performance-based compensation under Code Section 162(m), such exclusions shall be made only to the extent consistent with Code Section 162(m). To the extent consistent with Code Section 162(m), the Administrator may also provide for other adjustments to Performance Goals in the Award agreement or plan document evidencing any Award. In addition, the Administrator may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company; provided that, with respect to any Award intended to qualify as performance-based compensation under Code Section 162(m), such adjustment may be made only to the extent consistent with Code Section 162(m). Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). In addition, in the case of Awards that the Administrator determines at the date of

19

grant will not be considered “performance-based compensation” under Code Section 162(m), the Administrator may establish other Performance Goals and provide for other exclusions or adjustments not listed in this Plan.

(t) “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met) as described in Section 8.

(u) “Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met) as described in Section 8.

(v) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(w) “Plan” means this Oxbridge Holdings Re Limited 2014 Omnibus Incentive Plan, as may be amended from time to time.

(x) “Registration Date” means the first date on which the Company sells its ordinary shares in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended.

(y) “Restricted Share” means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, as described in Section 8.

(z) “Restricted Share Unit” means the right to receive a cash payment and/or Shares equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, as described in Section 8.

(aa) “Retirement” means termination of employment or service with the Company and its Affiliates on or after the date the Participant has both attained age sixty (60) and completed ten (10) years of service with the Company and its Affiliates.

(bb) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(cc) “Share” means an ordinary share of the Company, par value $0.001 per share.

(dd) “Share Appreciation Right” or “SAR” means the right to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ee) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the shares or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of shares or other equity interests in one of the other entities in the chain.

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(ff) “Transition Period” means the period beginning with the Registration Date and ending as of the earlier of: (i) the date of the first annual meeting of shareholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Registration Date occurs; and (ii) the expiration of the “reliance period” under U.S. Treasury Regulation Section 1.162-27(f)(2).

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BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M79557-P57606 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OXBRIDGE RE HOLDINGS LIMITED

The Board of Directors recommends you vote FOR the following proposals:
1. Election of Directors

Nominees:		For	Against	Abstain

1a.	Paresh Patel	☐	☐	☐

1b.	Sanjay Madhu	☐	☐	☐

1c.	Krishna Persaud	☐	☐	☐

1d.	Ray Cabillot	☐	☐	☐

1e.	Allan Martin	☐	☐	☐

1f.	Mayur Patel, M.D.	☐	☐	☐	For	Against	Abstain

2. To consider and vote, as a special resolution, upon a proposal to approve the amendment and restatement, in the form attached hereto as Appendix A, of the Company’s Second Amended and Restated Memorandum and Articles of Association in order to (a) permit the passage of an ordinary resolution by the written consent of a simple majority of the issued shares entitled to vote on the resolution, (b) provide that the rights conferred upon the holders of any shares or class of shares will not be deemed to be varied by the issue and allotment of further shares that rank in priority to, or have rights more favorable than, the existing shares or class of shares, and (c) change the number of directors required to be on the Board of Directors from a total of six to a number that is no less than four directors;

					☐	☐	☐

3. To consider and vote upon a proposal to approve the Oxbridge Re Holdings Limited 2014 Omnibus Incentive Plan; and					☐	☐	☐

4. To consider and vote upon a proposal to ratify the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors of the Company for the fiscal year ending December 31, 2014.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at http://www.oxbridgere.com/2014AGM.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

M79558-P57606

OXBRIDGE RE HOLDINGS LIMITED

Annual General Meeting of Shareholders

December 19, 2014 3:30 PM

This proxy is solicited by the Board of Directors

The shareholders hereby appoint Sanjay Madhu and Wrendon Timothy, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of OXBRIDGE RE HOLDINGS LIMITED that the shareholders are entitled to vote at the Annual General Meeting of Shareholders to be held at 3:30 PM (local time) on December 19, 2014 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

OXBRIDGE RE HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36346	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Harbour Place, Ground Floor 103 South Church Street, Georgetown P.O. Box 469 Grand Cayman, Cayman Islands	KY1-9006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (345) 749-7570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in Item 5.07 below, at the annual general meeting (the “Annual Meeting”) of shareholders of Oxbridge Re Holdings Limited (the “Company”) held on December 19, 2014, the Company’s shareholders approved the Company’s 2014 Omnibus Incentive Plan (the “Plan”).

The Plan permits the grant of options (including incentive share options), share appreciation rights, restricted shares, restricted share units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of share-based awards to any officer or other employee of the Company or its affiliates; any individual that the Company or an affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its affiliates; or any director, including a non-employee director.

The Plan provides that 1,000,000 of the Company’s ordinary shares are reserved for issuance under the Plan. The number of ordinary shares reserved under the Plan will be depleted by the maximum number of shares, if any, that may be issuable under an award at the time of grant.

The Plan is also described in the Company’s Definitive Proxy Statement filed with the SEC on November 24, 2014 (the “Proxy Statement”) in the section entitled “Proposal Three Approval of the Company’s 2014 Equity Incentive Plan.” The Plan is attached hereto as Exhibit 10.10 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2014, the Company’s shareholders voted, as a special resolution, to amend and restate the Company’s Second Amended and Restated Memorandum and Articles of Association in order to (a) permit the passage of an ordinary resolution by the written consent of a simple majority of the issued shares entitled to vote on the resolution, (b) provide that the rights conferred upon the holders of any shares or class of shares will not be deemed to be varied by the issue and allotment of further shares that rank in priority to, or have rights more favorable than, the existing shares or class of shares, and (c) change the number of directors required to be on the Board of Directors from a total of six to a number that is no less than four directors. The amendments are also described in the Company’s Proxy Statement in the section entitled “Proposal Two Approval of the Amendment and Restatement of the Articles.”

Upon the passage of the special resolution by the Company’s shareholders on December 19, 2014, the Third Amended and Restated Memorandum and Articles of Association, which are attached hereto as Exhibit 3.1 and incorporated herein by reference, became effective and amended, restated and replaced, in their entirety, the Company’s Second Amended and Restated Memorandum and Articles of Association.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 19, 2014, the Company held the Annual Meeting. The Company previously filed the Proxy Statement and related materials pertaining to the Annual Meeting with the SEC. On the record date of November 10, 2014, there were 6,000,000 ordinary shares outstanding and entitled to vote at the Annual Meeting.

Proposal 1: Election of Directors

Six nominees for the Board of Directors were elected to serve as directors of the Company, each to hold office in accordance with the Articles of Association of the Company until the annual general meeting of shareholders of the Company in 2015. The tabulation of votes was as follows:

Director Nominee	Votes For	Votes Against	Abstain

Paresh Patel	3,111,727	10,230	4,100

Sanjay Madhu	3,114,077	7,880	4,100

Krishna Persaud	3,114,077	7,880	4,100

Ray Cabillot	3,118,757	3,200	4,100

Allan Martin	3,100,506	21,451	4,100

Mayur Patel, M.D.	3,115,907	6,050	4,100

Proposal 2: Approval of the Amendment and Restatement of the Articles

The Company’s proposal to amend and restate the Company’s Second Amended and Restated Memorandum and Articles of Association through the adoption of the Third Amended and Restated Memorandum and Articles of Association was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
3,001,281	82,276	42,500	2,267,537

Proposal 3: Approval of the Company’s 2014 Omnibus Incentive Plan

The Company’s proposal to approve the Plan was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
3,031,398	61,134	33,525	2,267,537

Proposal 4: Ratification of the Appointment of Independent Auditor

The appointment of Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for the fiscal year ending December 31, 2014 was ratified as set forth below:

For	Against	Abstain	Broker Non-Votes
5,367,969	15,825	9,800	—

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

/s/ Wrendon Timothy
Date: December 24, 2014	Wrendon Timothy
Financial Controller and Secretary
(Principal Accounting Officer and
Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Oxbridge Re Holdings Limited Third Amended and Restated Memorandum and Articles of Association, dated December 19, 2014.

10.10	Oxbridge Re Holdings Limited 2014 Omnibus Incentive Plan.

Exhibit 3.1

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

Oxbridge Re Holdings Limited

(Adopted by Special Resolutions passed on 19 December 2014)

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Oxbridge Re Holdings Limited

(Adopted by Special Resolutions passed on 19 December 2014)

1	The name of the Company is Oxbridge Re Holdings Limited.

2	The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5	The share capital of the Company is US$50,000 divided into 50,000,000 shares of a par value of US$0.001 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Third Amended and Restated Memorandum of Association bear the respective meanings given to them in the Third Amended and Restated Articles of Association of the Company adopted by Special Resolutions passed on 19 December 2014.

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Oxbridge Re Holdings Limited

(Adopted by Special Resolutions passed on 19 December 2014)

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Affiliate”	means (i) in the case of a natural person, such person’s parents, parents-in-law, spouse, children or grandchildren, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by such person or any of the foregoing, (ii) in the case of an entity, a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty percent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of corporation, share having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity.

“Articles”	means these articles of association of the Company.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Code”	means the United States Internal Revenue Code of 1986, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Articles to a provision of the Code or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation.

“Company”	means the above named company.

“Controlled Shares”	means in reference to any Person means all Shares directly, indirectly or constructively owned by such Person as determined pursuant to Section 958 of the Code.

“Designated Stock Exchange”	means the NASDAQ Stock Market or any other stock exchange or automated quotation system on which, any or all of, the Company’s Units, Warrants and Shares are then traded.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.

“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

“Eligible Investor”	means a person eligible to hold Shares, as determined from time to time by the Directors.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company, as amended and restated from time to time.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a written resolution passed by the holders of a simple majority of the issued Shares giving such entitlement. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Share”	has the same meaning as a Share and which Share has no preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise.

“Oxbridge Reinsurance”	means Oxbridge Reinsurance Limited, a company incorporated in the Cayman Islands which is the holder of a ‘Class C’ insurance licence issued by the Cayman Islands Monetary Authority.

“Person”	means any individual, company, corporation, firm, partnership, trust or any other business, enterprise, entity or person, whether or not recognised as constituting a separate legal entity.

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“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Share”	means a share in the Company and includes a fraction of a share in the Company.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Law (2013 Revision) of the Cayman Islands.

“Subscriber”	means the subscriber to the Memorandum.

“Tentative 9.9% U.S. Member”	means a Person that, but for adjustments to the voting rights of shares pursuant to Article 22 would be a 9.9% U.S. Member.

“Transfer”	means, in respect of any Share, any sale, assignment, exchange, transfer, pledge, encumbrance or other disposition of that Share, and “Transferred” shall be construed accordingly.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

“U.S. Person”	means a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Unit”	means an investment unit consisting of one Ordinary Share and one Warrant.

“Warrant”	means a warrant representing a right to purchase one Ordinary Share exercisable at any time until 31 May 2018 at an exercise price of US$7.50.

“9.9% U.S. Member”	means a U.S. Person whose Controlled Shares constitutes nine and nine-tenths per cent. (9.9%) or more of the voting power of the Shares and who would be generally required to recognise income with respect to the Company under Section 951(a)(1) of the Code if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.9%.

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1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)	sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)	the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

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3	Issue of Shares

3.1	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights. Notwithstanding the foregoing, the Subscriber shall have the power to:

(a)	issue one Share to itself;

(b)	transfer that Share by an instrument of transfer to any person; and

(c)	update the Register of Members in respect of the issue and transfer of that Share.

3.2	The Company shall not issue Shares to bearer.

3.3	Unless determined by the Directors, the Company shall not issue any Shares in a manner that would by reason of such issuance cause the total Shares held by any Member to equal or equal or exceed nine and nine-tenths per cent. (9.9%) of the total Shares then issued and outstanding.

4	Register of Members

4.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5	Closing Register of Members or Fixing Record Date

5.1	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

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5.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6	Certificates for Shares

6.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

7	Transfer of Shares

7.1	Subject to these Articles, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in any other form approved by the board of Directors and may be under hand or, if the transferor or transferee is a clearing house or it nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the board of Directors may approve from time to time.

7.2	The instrument of transfer shall be executed by or on behalf of the transferor. Without prejudice to the last preceding Article, the board of Directors may also resolve, either generally or in any particular case, upon request by the transferor or transferee to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered into the Register in respect thereof. Nothing in these Articles shall preclude the board of Directors from recognizing a renunciation of the allotment or provisional allotment of any share by the allotee in favour of some other person.

7.3	(a) The board of Directors may, in its absolute discretion (except with respect to a transfer from a Member to its Affiliates(s)), and without giving any reason therefor, refuse to register a

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transfer of any share (not being a fully paid up share) to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four joint holders or a transfer of any share (not being a fully paid up share) on which the Company has a lien. Notwithstanding the foregoing, if a transfer complies with the holder’s transfer obligations and restrictions set forth under the applicable law and rules of the Designated Stock Exchange (including, but not limited to U.S. securities law provisions related to insider trading) and these Articles, the Directors shall promptly register such transfer.

(b) The board of Directors in so far as permitted by any applicable law and rules of the Designated Stock Exchange may, in its absolute discretion, at any time and from time to time transfer any share upon the Register of Members to any branch register or any share on any branch register to the Register of Members or any other branch register. In the event of any such transfer, the shareholder requesting such transfer shall bear the cost of effective such transfer unless the board of Directors otherwise determines.

(c) Unless the board of Directors otherwise agrees (which agreement may be on such terms and subject to such conditions as the board of Directors in its absolute discretion may from time to time determine, and which agreement the board of Directors shall, without giving any reason therefore, be entitled in its absolute discretion to give or withhold), no shares upon the Register of Members shall be transferred to any branch register nor shall shares on any branch register be transferred to the Register of Members or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant registration office, and, in the case of any shares on the Register of Members, at the Office or such other place at which the Register of Members is kept in accordance with the Statute.

(d) Without limiting the generality of the last preceding Article, the board of Directors may decline to recognise any instrument of transfer unless:

(i)	a fee of such maximum sum as the board of Directors may from time to time require is paid to the Company in respect thereof;

(ii)	the instrument of transfer is in respect of only one class of share;

(iii)	the instrument of transfer is lodged at the registration office or such other place as the Register of Members is kept in accordance with the Statute accompanied by the relevant share certificate(s) or such other evidence as the board of Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

(iv)	the instrument of transfer is duly and properly signed.

(e) If the board of Directors refuses to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of the refusal.

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7.4	The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty (30) days in any year.

8	Redemption, Repurchase and Surrender of Shares

8.1	Subject to the provisions, if any, in the Articles, the Memorandum, applicable law, including the Statute, and the rules of the Designated Stock Exchange, the Company may:

(a)	issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of such shares, determine;

(b)	purchase its own shares (including any redeemable shares) provided that the manner of purchase is in accordance with the following provisions (this authorization is in accordance with sections 37(2) and 37(3)(d) of the Statute or any modification or re-enactment thereof for the time being in force):

(i)	the Company is authorised to purchase any Share listed on a Designated Stock Exchange in accordance with the following manner of purchase: (1) the maximum number of shares that may be repurchased shall be equal to the number of issued and outstanding shares less one share, and (2) at such time, at not less than the Market Price, and on such other terms as determined and agreed by the Board in its discretion; provided, however, that (x) such repurchase transaction shall be in accordance with the relevant code, rules and regulations applicable to the listing of the shares on the Designated Stock Exchange; and (y) that the Company shall be able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment in respect of the repurchase transaction is proposed to be made; provided, further, that, in the case of a purchase of shares intended to comply with Rule 10b-18 promulgated under the United States Securities Exchange Act of 1934, as amended, the purchase price shall equal the prevailing market price at the time of such purchase as determined by independent bids or transaction prices, rather than the Market Price;

(ii)	the Company is authorised to purchase any Share not listed on a Designated Stock Exchange in accordance with the following manner of purchase: (1) the Company shall serve a repurchase notice in a form approved by the Board on the Member from whom the Shares are to be repurchased at least two (2) days prior to the date specified in the notice as being the repurchase date, (2) the price for the Shares being repurchased shall be such price agreed between the Board and the applicable Member, (3) the date of repurchase shall be the date specified in the repurchase notice, (4) the repurchase shall be on such other terms as specified in the repurchase notice as determined and agreed by the Board and the applicable Member in their sole discretion, and (5) the Company shall be able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment in respect of the repurchase transaction is proposed to be made; and

(c)	make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares

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8.2	Any share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption

8.3	The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

8.4	The Directors may when making payments in respect of redemption or purchase of shares, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment in any form of consideration permitted by the Statute.

8.5	The Directors may accept the surrender for no consideration of any fully paid Share.

9	Treasury Shares

9.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10	Variation of Rights of Shares

10.1	If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, subject to these Articles, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2	For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3

The rights conferred upon the holders of the Shares, or any class of Shares issued with preferred or other rights, shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares (“New Shares”) ranking pari passu therewith or in priority thereto. For avoidance of doubt, the rights conferred upon the holders of any Shares, or any class of Shares, shall be deemed not to be varied by the issue and allotment of New Shares even if such New Shares do or will rank in priority for payment

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of a dividend or in respect of return of capital or surplus or will confer on the holder of the New Shares voting and other rights more favourable than those conferred by such existing Shares or class of Shares.

11	Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13	Lien on Shares

13.1	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

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14	Call on Shares

14.1	Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

14.5	An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7	The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8	No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15	Forfeiture of Shares

15.1	If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2	If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

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15.3	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6	The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16	Transmission of Shares

16.1	If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

16.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3

A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general

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meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17	Amendments of Memorandum and Articles of Association and Alteration of Capital

17.1	The Company may by Ordinary Resolution:

(a)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)	cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

17.2	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

17.3	Subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to the Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

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18	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

19	General Meetings

19.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2	The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

19.3	Further to a resolution of the Directors, the Directors may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

19.4	A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition not less than sixty-six point six-six (66.66%) per cent. in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

19.5	The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

19.6	If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

19.7	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

20	Notice of General Meetings

20.1	At least seven (7) calendar days’ notice (but not more than sixty (60) calendar days’ notice) shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members (or their proxies) entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, together holding not less than ninety five per cent. in par value of the Shares giving that right.

20.2	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

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21	Proceedings at General Meetings

21.1	No business shall be transacted at any general meeting unless a quorum is present. Two Members holding a majority in par value of the total issued Shares, as at the relevant record date pursuant to Article 5, being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

21.2	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

21.3	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

21.4	If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

21.5	The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

21.6	If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

21.7	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

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21.8	When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

21.9	A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Member or Members collectively present in person or by proxy (or in the case of a corporation or other non-natural person, by its duly authorised representative or proxy) and holding at least ten per cent. in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

21.10	Unless a poll is duly demanded and the demand is not withdrawn a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

21.11	The demand for a poll may be withdrawn.

21.12	Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

21.13	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

21.14	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.

22	Votes of Members

22.1	Subject to Articles 22.8-22.10 and subject to any rights or restrictions attached to any Shares, on a show of hands every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or by proxy, shall have one (1) vote and on a poll every Member present in any such manner shall have one vote for every Share of which he is the holder. No cumulative voting shall be allowed.

22.2	In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

22.3	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

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22.4	No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

22.5	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

22.6	On a poll or on a show of hands votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

22.7	On a poll, a Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

22.8	No Member shall be permitted to vote any Shares for or against the appointment or removal of Directors or directors of any subsidiary of the Company that is treated as a corporation for U.S. federal tax purposes if the holding of the power to vote such shares would cause any Person to be a 9.9% U.S. Member of the Company or any such subsidiary.

22.9	The voting power of each Share is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that no U.S. Person is a 9.9% U.S. Member. This Article 22.9 shall be applied prior to the application of Article 22.8. The board of Directors shall implement the foregoing in the manner provided below:

(a)	The board of Directors shall from time to time, including prior to any time at which a vote of Members is taken, take all reasonable steps to ascertain through communication with Members or otherwise, whether there exists, or will exist at the time any vote of Members is taken, a Tentative 9.9% U.S. Member.

(b)

In the event that a Tentative 9.9% U.S. Member exists, the aggregate votes conferred by Shares held by a Member which are treated as Controlled Shares of that Tentative 9.9% U.S. Member shall be reduced to the extent necessary such that the Controlled Shares of that Tentative 9.9% U.S. Member will constitute less than 9.9% of the voting power of all Shares. In applying the previous sentence where Shares held by more than one Member are treated as Controlled Shares of such Tentative 9.9% U.S. Member, the reduction in votes shall apply to such Members in descending order according to their respective Attribution Percentages, provided that, in the event of a tie, the reduction shall apply first to the Member whose Shares are Controlled Shares of the Tentative

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9.9% U.S. Member by virtue of the Tentative 9.9% U.S. Member’s economic interest in (as opposed to voting control with respect to) such Shares. The votes attributable to Shares of Members owning no Shares treated as Controlled Shares of any Tentative 9.9% U.S. Member shall, in the aggregate, be increased by the same number of votes subject to reduction as described above. Such increase shall apply to all such Members in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.9% U.S. Member. The adjustments of voting power described in this Article shall apply repeatedly until there would be no 9.9% U.S. Member. The board of Directors may deviate from any of the principles described in this Article and determine that Shares held by a Member shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.9% U.S. Member or (2) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Member or its affiliates. For the avoidance of doubt, in applying the provisions of this Article 22, each Share may carry a fraction of a vote.

22.10	Any Member that acquires actual knowledge that it is a Tentative 9.9% U.S. Member or that the Shares that it owns are Controlled Shares of a Tentative 9.9% U.S. Member shall give notice to the Company within fifteen (15) days following the date of acquisition of such actual knowledge. The board of Directors shall have the authority to request from any Member, and such Member shall provide, such information as the board of Directors may request for the purpose of determining whether any Member’s voting rights are to be adjusted pursuant to this Article 22. If such Member fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the board of Directors may in its sole and absolute discretion determine that such Member’s Shares shall carry no voting rights, in which case such Shares shall not carry any voting rights until otherwise determined by the board of Directors in its sole and absolute discretion.

23	Proxies

23.1	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

23.2	The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

23.3	The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

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23.4	The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

23.5	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

24	Corporate Members and Clearing Houses

24.1	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

24.2	If a clearing house (or its nominee) is a member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorize such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of members of the Company provided that, if more than one person is so authorised, the authorization shall specify the number and class of shares in respect of which each such person is so authorised. A person so authorised pursuant to this provision shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual member of the Company holding the number and class of shares specified in such authorization

25	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

26	Directors

There shall be a board of Directors consisting of not less than four (4) Directors (exclusive of alternate Directors), the exact number of Directors to be determined from time to time by resolution adopted by the majority of the Directors then in office; provided, however, that if no such resolution shall be in effect the number of Directors shall be six (6) Directors. Any increase in the size of the board of Directors pursuant to this Article 26 shall be deemed to a vacancy and be filled in accordance with Article 28.2.

27	Powers of Directors

27.1	Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

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27.2	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

27.3	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

27.4	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

27.5	The board of Directors may, from time to time, and except as required by applicable law or the listing rules of the Designated Stock Exchange, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the board of Directors on various corporate governance related matters, as the board of Directors shall determine by resolution from time to time.

28	Appointment and Removal of Directors

28.1	The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

28.2	The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

29	Vacation of Office of Director

The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)	the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)	the Director is found to be or becomes of unsound mind.

30	Proceedings of Directors

30.1	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors. A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

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30.2	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

30.3	A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

30.4	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution (an alternate Director being entitled to sign such a resolution on behalf of his appointor and if such alternate Director is also a Director, being entitled to sign such resolution both on behalf of his appointer and in his capacity as a Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

30.5	A Director or alternate Director may, or other officer of the Company on the direction of a Director or alternate Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

30.6	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

30.7	The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

30.8	All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

30.9	A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

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31	Presumption of Assent

A Director or alternate Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director or alternate Director who voted in favour of such action.

32	Directors’ Interests

32.1	A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

32.2	A Director or alternate Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

32.3	A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

32.4	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

32.5	A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

33	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

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34	Delegation of Directors’ Powers

34.1	The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers, authorities and discretions as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.2	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.3	The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

34.4	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

34.5	The Directors may appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer of the Company may be removed by resolution of the Directors or Members. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

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35	Alternate Directors

35.1	Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

35.2	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, to sign any written resolution of the Directors, and generally to perform all the functions of his appointor as a Director in his absence.

35.3	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

35.4	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

35.5	Subject to the provisions of the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

36	No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

37	Remuneration of Directors

37.1	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

37.2	The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

38	Seal

38.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

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38.2	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

38.3	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

39	Dividends, Distributions and Reserve

39.1	Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by the Statute.

39.2	Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

39.3	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

39.4	The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

39.5	Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

39.6	The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

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39.7	Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

39.8	No Dividend or other distribution shall bear interest against the Company.

39.9	Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

40	Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

41	Books of Account

41.1	The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

41.2

The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a

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Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

41.3	The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

42	Audit

42.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

42.2	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

42.3	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

43	Notices

43.1	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent by airmail.

43.2	Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

43.3

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles

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and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

43.4	Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice (which shall include his voting entitlement) on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

44	Winding Up

44.1	If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)	if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)	if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

44.2	If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

45	Indemnity and Insurance

45.1

Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for

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any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

45.2	The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

45.3	Notwithstanding the last proceeding Article, the Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

46	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

47	Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

48	Mergers and Consolidations

The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine.

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Exhibit 10.10

OXBRIDGE RE HOLDINGS LIMITED

2014 OMNIBUS INCENTIVE PLAN

1. Purpose, Effective Date and Definitions.

(a) Purpose. Oxbridge Re Holdings Limited 2014 Omnibus Incentive Plan has two complementary purposes: (i) to attract, retain, focus and motivate executives and other selected employees, directors, consultants and advisors and (ii) to increase shareholder value. The Plan will accomplish these objectives by offering participants the opportunity to acquire ordinary shares of the Company’s common equity, receive monetary payments based on the value of such ordinary shares or receive other incentive compensation on the terms that this Plan provides.

(b) Effective Date. This Plan will become effective on the date on which the Plan is approved by the Company’s shareholders (the “Effective Date”).

(c) Definitions. Capitalized terms used and not otherwise defined in various sections of the Plan have the meanings given in Section 19.

2. Administration.

(a) Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

Notwithstanding any provision of the Plan to the contrary, the Administrator shall have the discretion to grant an Award with any vesting condition, any vesting period or any performance period if the Award is granted to a newly hired or promoted Participant, or accelerate or shorten the vesting or performance period of an Award, in connection with a Participant’s death, Disability, Retirement or termination by the Company or an Affiliate without Cause or a Change of Control.

Notwithstanding the above statement or any other provision of the Plan, once established, the Administrator shall have no discretion to increase the amount of compensation payable under an Award that is intended to be performance-based compensation under Code Section 162(m), although the Administrator may decrease the amount of compensation a Participant may earn under such an Award.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Share-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c) No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 2(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

3. Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

4. Types of Awards; Assistance to Participants.

(a) Grants of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary (that qualifies under Code Section 422) may receive grants of incentive share options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 15(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

(b) Assistance. On such terms and conditions as shall be approved by the Administrator, the Company or any Subsidiary may directly or indirectly lend money to any Participant or other person to accomplish the purposes of the Plan, including to assist such Participant or other person to acquire Shares upon the exercise of Options, provided that such lending is not permitted to the extent it would violate terms of the Sarbanes-Oxley Act of 2002 or any other law, regulation or other requirement applicable to the Company or any Subsidiary.

5. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of one million (1,000,000) Shares are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or shares reacquired at any time and now or hereafter held in treasury. The aggregate number of Shares reserved under this Section 5(a) shall be depleted by the maximum number of Shares, if any, that may be issuable under an Award as determined at the time of grant. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.

(b) Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or

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some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to the Shares covered by the Award will not be payable, on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to incentive share options.

(c) Participant Limitations. Subject to adjustment as provided in Section 17, no Participant may be granted Awards that could result in such Participant:

(i) receiving Options for, and/or Share Appreciation Rights with respect to, more than 200,000 Shares during any fiscal year of the Company;

(ii) receiving Awards of Restricted Shares and/or Restricted Share Units, and/or other Share-based Awards pursuant to Section 12, relating to more than 100,000 Shares during any fiscal year of the Company;

(iii) receiving Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 100,000 Shares during any fiscal year of the Company; or

(iv) receiving Awards of Performance Units the value of which is not based on the Fair Market Value of Shares, Annual Incentive Award(s), Long-Term Incentive Award(s) or Dividend Equivalent Unit(s) that would pay more than $2,000,000 to the Participant during any single fiscal year of the Company.

In all cases, determinations under this Section 5(c) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

6. Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive share option” which meets the requirements of Code Section 422, or a “nonqualified share option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of vesting and exercise; and (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant. In all other respects, the terms of any incentive share option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. Except to the extent the Administrator determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. If an Option that is intended to be an incentive share option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified share option to the extent of such failure. Unless restricted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options made be made by (w) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price

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of such Shares, (x) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (y) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (z) by any combination of (w), (x) and/or (y). Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Shares as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

7. Share Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

8. Performance and Share Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Shares, Restricted Share Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) whether the restrictions imposed on Restricted Share or Restricted Share Units shall lapse, and all or a portion of the Performance Goals subject to an Award shall be deemed achieved, upon a Participant’s death, Disability or Retirement; (d) the length of the vesting and/or performance period (provided that any period of vesting applicable to Restricted Shares or Restricted Share Units that are (i) not subject to a Performance Goal and (ii) granted to a Participant other than a Non-Employee Director may not lapse more quickly than ratably over three (3) years from the date of grant, subject to Sections 2 and 17) and, if different, the date on which payment of the benefit provided under the Award will be made; (e) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (f) with respect to Restricted Share Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Shares), or a combination thereof.

9. Annual Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of

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payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement (except, in the case of an Award intended to constitute performance-based compensation under Code Section 162(m), to the extent inconsistent with the applicable requirements of Code Section 162(m)), or such other circumstances as the Administrator may specify.

10. Long-Term Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period (which must be more than one year), the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement (except, in the case of an Award intended to constitute performance-based compensation under Code Section 162(m), to the extent inconsistent with the applicable requirements of Code Section 162(m)), or such other circumstances as the Administrator may specify.

11. Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award will be made concurrently with dividend payments or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (c) the Award will be settled in cash or Shares; and (d) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; provided that Dividend Equivalent Units may not be granted in connection with an Option, Share Appreciation Right or other “stock right” within the meaning of Code Section 409A; and provided further that no Dividend Equivalent Unit granted in tandem with another Award shall include vesting provisions more favorable to the Participant than the vesting provisions, if any, to which the tandem Award is subject; and provided further that any performance period applicable to an Awards of Dividend Equivalent Units must relate to a period of at least one year except that, if the Award is made in the year this Plan becomes effective, at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one year.

12. Other Share-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Shares or cash. Without limitation except as provided herein (and subject to the limitations of Section 15(e)), such Award may include the issuance of shares of unrestricted Shares, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Shares from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of the Award.

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13. Effect of Termination on Awards. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of the Participant’s termination of employment or service on the Participant’s Awards, then such agreement shall control. In any other case, except as otherwise provided by the Administrator in an Award agreement (which shall control in the event it is inconsistent with the following provisions) or as otherwise determined by the Administrator prior to or at the time of termination of a Participant’s employment or service, the following provisions shall apply upon a Participant’s termination of employment or service with the Company and its Affiliates:

(a) Termination of Employment or Service. If a Participant’s service with the Company and its Affiliates as an employee or a Director ends for any reason other than (i) a termination for Cause, (ii) death, (iii) Disability or (iv) Retirement, then:

(i) Any outstanding unvested Options or SARs shall be forfeited immediately upon such termination, and any outstanding vested Options or SARs shall be exercisable until the earlier of (A) six (6) months following the Participant’s termination date and (B) the expiration date of the Option or SAR under the terms of the applicable Award agreement; provided that, if the Option was granted to a Director, then the vested Options or SARs shall be exercisable until the earlier of twelve (12) months following the Participant’s termination date and the expiration date.

(ii) All other outstanding Awards made to the Participant, to the extent not then earned, vested or paid to the Participant, shall terminate on the Participant’s last day of employment or service.

(b) Death, Disability or Retirement of Participant. If a Participant dies during employment with the Company and its Affiliates or while a Director, or if a Participant’s service terminates as a result of Disability or Retirement, then:

(i) All outstanding Options or SARs shall become fully vested and exercisable by the Participant or, in the case of death, by the Participant’s estate or the person who has acquired the right to exercise such Awards by bequest or inheritance, as follows:

(A) In the case of the Participant’s death, until the earlier of twelve (12) months following the date of the Participant’s death and the expiration date of the Option or SAR.

(B) In the case of a termination as a result of Disability, until the earlier of twelve (12) months following the date of the termination and the expiration date of the Option or SAR.

(C) In the case of a termination as a result of Retirement, until the earlier of ten (10) years following the date of the Participant’s Retirement and the expiration date of the Option or SAR.

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(ii) All restrictions on all outstanding Awards of Restricted Stock or Restricted Units that are not Performance Awards, including all related Dividend Equivalent Units, shall be deemed to have lapsed, and such Awards shall become fully vested, upon the date of death or termination, as applicable.

(iii) All outstanding Awards of Performance Shares and Performance Units, including all related Dividend Equivalent Units, shall be paid in either unrestricted shares of Stock or cash, as the case may be, following the end of the performance period and based on achievement of the Performance Goals established for such Awards, as if the Participant had not died or terminated service, as applicable, but prorated based on the portion of the performance period that the Participant has completed at the time of death or termination of service.

(iv) All other outstanding Awards made to the Participant, to the extent not then earned, vested or paid to the Participant, shall terminate on the Participant’s last day of employment or service.

(c) Termination for Cause. If a Participant’s employment with the Company and its Affiliates or service as a Director is terminated for Cause, all Awards and grants of every type, whether or not then vested, shall terminate no later than the Participant’s last day of employment. The Committee shall have discretion to waive the application of this Section 13(c) in whole or in part and to determine whether the event or conduct at issue constitutes Cause for termination.

(d) Time of Termination. For purposes of this Section 13, termination of service shall be deemed to occur at 11:59 p.m. (Eastern Time) on the relevant date described above, except that, if the Participant is terminated for Cause, then the termination shall occur immediately at the time of such termination.

(e) Consultants and Other Stock-Based Awards. The Administrator shall have the discretion to determine, at the time an Award is made, the effect of the termination of service of a Consultant on Awards held by such individual, and the effect on other Stock-based Awards of the Participant’s termination of employment or service with the Company and its Affiliates.

14. Restrictions on Transfer, Encumbrance and Disposition. No Award granted under this Plan may be sold, assigned, mortgaged, pledged, exchanged, hypothecated or otherwise transferred, or encumbered or disposed of, by a Participant other than by will or the laws of descent and distribution, and during the lifetime of the Participant such Awards may be exercised only by the Participant or the Participant’s legal representative or by the permitted transferee of such Participant as hereinafter provided (or by the legal representative of such permitted transferee). Notwithstanding the foregoing, a Participant may transfer an Award if permitted by the Administrator. Subsequent transfers of transferred Awards are prohibited except transfers otherwise made in accordance with this Section 13. Any attempted transfer not permitted by this Section 13 shall be null and void and have no legal effect. The restrictions set forth in this Section 13, and any risk of forfeiture applicable to an Award, shall be enforceable against any transferee of an Award.

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15. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate when all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no incentive share options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan. In addition, no Award may constitute qualified performance-based compensation within the meaning of Code Section 162(m) unless, to the extent required by Code Section 162(m) for such Award to constitute qualified performance-based compensation, the material terms of the Performance Goals applicable to such Award are disclosed to and reapproved by the shareholders of the Company no later than the first shareholder meeting that occurs in the fifth (5th) year following the year in which the shareholders previously approved the Performance Goals.

(b) Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii) shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 5(a) or the limits set forth in Section 5(c) (except as permitted by Section 17), (B) an amendment to shorten the minimum vesting periods required in Section 8, or (C) an amendment that would diminish the protections afforded by Section 15(e).

(c) Amendment, Modification, Cancellation and Disgorgement of Awards.

(i) Except as provided in Section 15(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 17 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

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(ii) Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination, or a breach of any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

(iii) Any Awards granted pursuant to this Plan, and any Shares issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 15 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 17, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f) Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 15(b)(ii).

(g) Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

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16. Taxes.

(a) Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company or its Affiliate may deduct (or require an Affiliate to deduct) from any cash payments of any kind otherwise due the Participant, or with the consent of the Administrator, Shares otherwise deliverable or vesting under an Award, to satisfy such tax or other obligations. Alternatively, the Company or its Affiliate may require such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, then, unless restricted by the Administrator and subject to such procedures as the Administrator may specify, a Participant may satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (i) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. In any case, the Company and its Affiliates may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b) No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than share purchase rights issued pursuant to a shareholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and

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type of Shares described in Sections 5(a), (b) and (c)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive share options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares, other securities, cash or other property to which holders of Shares are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a share dividend (other than a share dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse share split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such share dividend or subdivision or combination of the Shares.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c) Change of Control. Unless otherwise expressly provided in an Award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change of Control, the Administrator may provide for the acceleration of the vesting or earning and, if applicable, exercisability of any outstanding Award, or portion thereof, or the lapsing of any conditions or restrictions on or the time for payment in respect of any outstanding Award, or portion thereof, upon a Change of Control or the termination of the Participant’s employment following a Change of Control. In addition, unless otherwise expressly provided in an Award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change of Control, without limitation of the foregoing, the Administrator may provide that any or all of the following shall occur in connection

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with a Change of Control: (a) the substitution for the Shares subject to any outstanding Award, or portion thereof, of shares or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, in which event the aggregate purchase or exercise price, if any, of such Award, or portion thereof, shall remain the same, (b) the conversion of any outstanding Award, or portion thereof, into a right to receive cash or other property upon or following the consummation of the Change of Control in an amount equal to the value of the consideration to be received by holders of Shares in connection with such transaction for one Share, less the per share purchase or exercise price of such Award, if any, multiplied by the number of Shares subject to such Award, or a portion thereof, (c) acceleration of the vesting (and, as applicable, the exercisability) of any and/or all outstanding Awards, (d) the cancellation of any outstanding and unexercised Awards upon or following the consummation of the Change of Control (without the consent of an Award holder or any person with an interest in an Award), (e) in the case of Options or SARs, the cancellation of all outstanding Options or SARs in exchange for a cash payment equal to the excess of the Change of Control Price over the exercise price of the Shares subject to such Option or SAR upon the Change of Control (or for no cash payment if such excess is zero), and/or (f) the cancellation of any Awards in exchange for a cash payment based on the value of the Award as of the date of the Change of Control (or for no payment if the Award has no value).

For purposes of this Section 17, the “value” of a Performance Share shall be equal to, and the “value” of a Performance Unit for which the value is equal to the Fair Market Value of Shares shall be based on, the Change of Control Price. Notwithstanding anything to the contrary in this Section 17(c), the terms of any Awards that are subject to Code Section 409A shall govern the treatment of such Awards upon a Change of Control, and the terms of this Section 17(c) shall not apply, to the extent required for such Awards to remain compliant with Code Section 409A, as applicable.

(d) Application of Limits on Payments.

(i) Determination of Cap or Payment. Except to the extent the Participant has in effect an employment or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control, if any payments or benefits paid by the Company pursuant to this Plan, including any accelerated vesting or similar provisions (“Plan Payments”), would cause some or all of the Plan Payments in conjunction with any other payments made to or benefits received by a Participant in connection with a Change of Control (such payments or benefits, together with the Plan Payments, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this Section 17(d) then, notwithstanding any other provision of this Plan to the contrary, the Total Payments shall be delivered either (A) in full or (B) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (A) or (B) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax).

(ii) Procedures.

(A) If a Participant or the Company believes that a payment or benefit due the Participant will result in some or all of the Total Payments being subject to the Excise Tax, then the Company, at its expense, shall

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obtain the opinion (which need not be unqualified) of nationally recognized tax counsel (“National Tax Counsel”) selected by the Company (which may be regular outside counsel to the Company), which opinion sets forth (1) the amount of the Base Period Income (as defined below), (2) the amount and present value of the Total Payments, (3) the amount and present value of any excess parachute payments determined without regard to any reduction of Total Payments pursuant to Section 6(a)(ii), and (4) the net after-tax proceeds to the Participant, taking into account applicable federal, state and local income taxes and the Excise Tax if (x) the Total Payments were delivered in accordance with Section 17(d)(i)(A) or (y) the Total Payments were delivered in accordance with Section 17(d)(i)(B). The opinion of National Tax Counsel shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such National Tax Counsel opinion determines that Section 17(d)(i)(B) applies, then the Plan Payments or any other payment or benefit determined by such counsel to be includable in the Total Payments shall be reduced or eliminated so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. In such event, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (1) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (2) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (3) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).

(B) For purposes of this Section 17: (1) the terms “excess parachute payment” and “parachute payments” shall have the meanings given in Code Section 280G and such “parachute payments” shall be valued as provided therein; (2) present value shall be calculated in accordance with Code Section 280G(d)(4); (3) the term “Base Period Income” means an amount equal to the Participant’s “annualized includible compensation for the base period” as defined in Code Section 280G(d)(1); (4) for purposes of the opinion of National Tax Counsel, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4); and (5) the Participant shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation, and state and local income taxes at the highest marginal rate of taxation in the state or locality of the Participant’s domicile, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

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(C) If National Tax Counsel so requests in connection with the opinion required by this Section 17(d)(ii) the Company shall obtain, at the Company’s expense, and the National Tax Counsel may rely on, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant solely with respect to its status under Code Section 280G.

(D) The Company agrees to bear all costs associated with, and to indemnify and hold harmless the National Tax Counsel from, any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this Section 17, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of such firm.

(E) This Section 17 shall be amended to comply with any amendment or successor provision to Code Section 280G or Code Section 4999. If such provisions are repealed without successor, then this Section 17 shall be cancelled without further effect.

18. Miscellaneous.

(a) Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated

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employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f) Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the Cayman Islands, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in (i) a court sitting in the Cayman Islands, and (ii) a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(g) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

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(h) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i) Severability. If any provision of this Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

(j) Section 162(m) Transition Period. Notwithstanding any other provision of this Plan to the contrary, prior to the Registration Date and during the Transition Period, the provisions of this Plan requiring compliance with Code Section 162(m) for Awards intended to qualify as “performance-based compensation” shall only apply to the extent required by Code Section 162(m). This Plan is intended to be subject to the relief set forth in U.S. Treasury Regulation Section 1.162-27(f)(1) and shall be interpreted accordingly during the Transition Period.

19. Definitions. Capitalized terms used in this Plan or any Award agreement have the following meanings, unless the Award agreement otherwise provides:

(a) “Administrator” means the Committee; provided that, to the extent the Board has retained authority and responsibility as an Administrator of the Plan, the term “Administrator” shall also mean the Board or, to the extent the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more officers of the Company as permitted by Section 2(b), the term “Administrator” shall also mean such officer or officers.

(b) “Affiliate” shall have the meaning given in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or Share Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c) “Award” means a grant of Options, Share Appreciation Rights, Performance Shares, Performance Units, Restricted Shares, Restricted Share Units, Shares, an Annual Incentive Award, a Long-Term Incentive Award, Dividend Equivalent Units or any other type of award permitted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means any of the following as determined by the Company: (i) with respect to Participants other than Non-Employee Directors, (A) the failure of the Participant to perform

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or observe any of the material terms or provisions of any written employment agreement between the Participant and the Company or its Affiliates or, if no written agreement exists, the gross dereliction of the Participant’s duties (for reasons other than the Participant’s Disability) with respect to the Company or its Affiliates; (B) the failure of the Participant to comply fully with the lawful directives of the Board or the board of directors of an Affiliate of the Company, as applicable, or the officers or supervisory employees to whom the Participant reports; (C) the Participant’s dishonesty, misconduct, misappropriation of funds, or disloyalty or disparagement of the Company, any of its Affiliates or its management or employees; or (D) other proper cause determined in good faith by the Administrator; or (ii) with respect to Non-Employee Directors, (A) fraud or intentional misrepresentation; (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its Affiliates; or (C) any other gross or willful misconduct as determined by the Committee, in its sole and conclusive discretion.

(f) “Change of Control” means the first to occur of the following with respect to the Company or any upstream holding company (which, for purposes of this definition, shall be included in references to “the Company”):

(i) Any “Person,” as that term is defined in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, is or becomes the “Beneficial Owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) The Company is merged or consolidated with any other corporation or other entity, other than: (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (B) the Company engages in a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “Person” (as defined above) acquires fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving the Company shall not be considered a “Change of Control” if the Company is the surviving corporation and Shares are not converted into or exchanged for shares or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned Shares outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;

(iii) The Company or any Affiliate sells, assigns or otherwise transfers assets in a transaction or series of related transactions, if the aggregate market value of the assets so sold, assigned or otherwise transferred exceeds fifty percent (50%) of the Company’s consolidated book value, determined by the Company in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided that such a transfer effected pursuant to a spin-off or split-up where shareholders of the Company retain ownership of the transferred assets proportionate to their pro rata ownership interest in the Company shall not be deemed a “Change of Control”;

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(iv) The Company dissolves and liquidates substantially all of its assets; or

(v) At any time after the Effective Date when the “Continuing Directors” cease to constitute a majority of the Board. For this purpose, a “Continuing Director” shall mean: (A) the individuals who, at the Effective Date, constitute the Board; and (B) any new Directors (other than Directors designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), or (iii) of this definition) whose appointment to the Board or nomination for election by Company shareholders was approved by a vote of at least two-thirds of the then-serving Continuing Directors.

If an Award is considered deferred compensation subject to the provisions of Code Section 409A, then the Administrator may include an amended definition of “Change of Control” in the Award agreement issued with respect to such Award as necessary to comply with, or as necessary to permit a deferral under, Code Section 409A.

(g) “Change of Control Price” means the highest of the following: (i) the Fair Market Value of the Shares, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of the Shares, calculated on the date of surrender of the relevant Award in accordance with Section 17(c), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(i) “Committee” means the Compensation Committee of the Board, or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of Non-Employee Directors (not fewer than two (2)) who also qualify as Outside Directors to the extent necessary for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule and to permit Awards that are otherwise eligible to qualify as “performance-based compensation” under Section 162(m) of the Code to so qualify.

(j) “Company” means Oxbridge Holdings Re Limited, a Cayman Islands exempted company, or any successor thereto.

(k) “Director” means a member of the Board; “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries; and “Outside Director” means a Director who qualifies as an outside director within the meaning of Code Section 162(m).

(l) “Disability” means disability as defined in the Company’s long-term disability plan covering exempt salaried employees, except as otherwise determined by the Administrator and set forth in an Award agreement. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines.

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(m) “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share as described in Section 11.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(o) “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Shares are then traded, as reported in The Wall Street Journal, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion, will be used. If an actual sale of a Share occurs on the market, then the Company may consider the sale price to be the Fair Market Value of such Share.

(p) “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), and shall include “Annual Incentive Awards” as described in Section 9 and “Long-Term Incentive Awards” as described in Section 10.

(q) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(r) “Participant” means an individual selected by the Administrator to receive an Award.

(s) “Performance Goals” means any goals the Administrator establishes, in its discretion, that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units: gross premiums written; gross premiums earned; net premiums written; net premiums earned; modeled probable maximum loss (“PML”); PML to premium ratios; modeled average annual loss (“AAL”); AAL to premium ratios; reinsurance costs; book value; revenue; cash flow; total shareholder return; dividends; debt; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net operating profit; net operating profit after taxes; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation, and/or amortization (“EBITDA”); Fair Market Value of Shares; basic earnings per share; EBITDA excluding charges for share compensation, management fees, restructurings, impairments and/or other specified items (“Adjusted EBITDA”); EBITDA excluding capital expenditures; basic or diluted earnings per share or improvement in basic or diluted earnings per share; revenues (including, but not limited to, total revenues, net revenues or revenue growth); net operating profit; growth in basic or diluted book value; financial return measures (including, but not limited to, return on assets, capital, invested capital, investments, investment income generated by underwriting or other operations or on the float from such operations, equity, or revenue) including or excluding negative returns, and with or without compounding; cash flow measures (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); productivity ratios (including but not limited to measuring liquidity, profitability or

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leverage); enterprise value; share price (including, but not limited to, growth measures and total shareholder return, inclusive or exclusive of dividends); expense/cost management targets (including but not limited to improvement in or attainment of expense levels, capital expenditure levels, and/or working capital levels); margins (including, but not limited to, operating margin, underwriting margins, net income margin, cash margin, gross, net or operating profit margins, EBITDA margins, Adjusted EBITDA margins); operating efficiency; market share or market penetration; customer targets (including, but not limited to, customer growth or customer satisfaction); working capital targets or improvements; profit measures (including but not limited to gross profit, net profit, operating profit, investment profit and/or underwriting profit), including or excluding charges for share compensation, fee income, underwriting losses incurred in prior periods, changes in IBNR reserves and/or other specified items; economic value added; balance sheet metrics (including, but not limited to, inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle, ratio of debt to equity or to EBITDA); workforce targets (including but not limited to diversity goals, employee engagement or satisfaction, employee retention, and workplace health and safety goals); implementation, completion or attainment of measurable objectives with respect to risk management, research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria; or a combination of the foregoing. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Administrator, will exclude the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions, dispositions or recapitalizations; (vii) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; (viii) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, that, in case of each of the foregoing, the Company identifies in its publicly filed periodic or current reports, its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s annual report; (ix) realized capital gains and losses except for periodic settlements and accruals on non-hedge derivative instruments;(x) valuation changes on imbedded derivatives that are not hedged; (xi) after tax effect of catastrophe losses; and (xii) any settlement, award or claim paid as a result of lawsuits or other proceedings brought against the Company or any one or more of its Subsidiaries or Affiliates regarding the scope and nature of coverage provided under an insurance policy issued by such company. With respect to any Award intended to qualify as performance-based compensation under Code Section 162(m), such exclusions shall be made only to the extent consistent with Code Section 162(m). To the extent consistent with Code Section 162(m), the Administrator may also provide for other adjustments to Performance Goals in the Award agreement or plan document evidencing any Award. In addition, the Administrator may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company; provided that, with respect to any Award intended to qualify as performance-based compensation under Code Section 162(m), such adjustment may be made only to the extent consistent with Code Section 162(m). Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in

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relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). In addition, in the case of Awards that the Administrator determines at the date of grant will not be considered “performance-based compensation” under Code Section 162(m), the Administrator may establish other Performance Goals and provide for other exclusions or adjustments not listed in this Plan.

(t) “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met) as described in Section 8.

(u) “Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met) as described in Section 8.

(v) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(w) “Plan” means this Oxbridge Holdings Re Limited 2014 Omnibus Incentive Plan, as may be amended from time to time.

(x) “Registration Date” means the first date on which the Company sells its ordinary shares in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended.

(y) “Restricted Share” means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, as described in Section 8.

(z) “Restricted Share Unit” means the right to receive a cash payment and/or Shares equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, as described in Section 8.

(aa) “Retirement” means termination of employment or service with the Company and its Affiliates on or after the date the Participant has both attained age sixty (60) and completed ten (10) years of service with the Company and its Affiliates.

(bb) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(cc) “Share” means an ordinary share of the Company, par value $0.001 per share.

(dd) “Share Appreciation Right” or “SAR” means the right to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ee) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities

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(other than the last entities in the chain) owns the shares or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of shares or other equity interests in one of the other entities in the chain.

(ff) “Transition Period” means the period beginning with the Registration Date and ending as of the earlier of: (i) the date of the first annual meeting of shareholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Registration Date occurs; and (ii) the expiration of the “reliance period” under U.S. Treasury Regulation Section 1.162-27(f)(2).

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2015

OXBRIDGE RE HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36346	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Harbour Place, Ground Floor 103 South Church Street, Georgetown P.O. Box 469 Grand Cayman, Cayman Islands	KY1-9006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 749-7570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

On January 23, 2015, our Board of Directors approved the issuance of restricted ordinary shares and options to purchase ordinary shares to our two executive officers under grant agreements made under our 2014 Omnibus Incentive Plan. Jay Madhu, our President and Chief Executive Officer, was awarded 40,000 restricted shares and options to purchase an aggregate of 120,000 ordinary shares. Wrendon Timothy, our Financial Controller, was awarded 20,000 restricted shares and options to purchase 60,000 ordinary shares. In each case the shares and stock options are subject to forfeiture upon termination of employment (subject to certain post-termination windows to exercise vested stock options) and restrictions on transfer. The shares and options will vest in increments of 6.25% each on a quarterly basis over a four-year period, and the options will expire on the 10th anniversary of the date of grant unless earlier exercised or earlier terminated due to termination of employment. The options were granted at an exercise price of $6.00 (US) per ordinary share. Also, our Board of Directors approved the increase of Jay Madhu’s base salary from $200,000 to $220,000 per annum.

Item 9.01 Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

/s/ Wrendon Timothy
Date: January 28, 2015	Wrendon Timothy
Financial Controller and Secretary
(Principal Accounting Officer and
Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement under Oxbridge Re Holdings Limited 2014 Omnibus Incentive Plan

10.2	Form of Stock Option Agreement under Oxbridge Re Holdings Limited 2014 Omnibus Incentive Plan

Exhibit 10.1

OXBRIDGE RE HOLDINGS LIMITED

2014 OMNIBUS INCENTIVE PLAN

RESTRICTED SHARE AWARD

Dear                     :

You have been granted an award of ordinary shares of Oxbridge Re Holdings Limited (the “Company”) constituting a Restricted Share Award under the Oxbridge Re Holdings Limited 2014 Omnibus Incentive Plan (the “Plan”), effective as of the Grant Date, with the following terms and conditions:

Grant Date:	[ ]

Vesting Commencement Date:	[ ]

Number of Restricted Shares (“Restricted Shares”):	[ ]

Vesting Schedule:

(    ) percent of the Restricted Shares will vest each quarter, commencing on the Grant Date, and continuing on April 1st, July 1st, October 1st and January 1st of each calendar year through to December 31, 2018, provided you are continuously employed by or in the service of the Company or its Affiliates through the applicable quarterly dates

The vesting of the Restricted Shares will accelerate in the following circumstances:

•       If you are continuously employed with, or in the service of, the Company or its Affiliates through the date preceding the date of a “Change of Control” (as in the Plan), then 100% of the Restricted Shares will vest in full on the date of such Change in Control.

•       If your employment or service relationship with the Company and its Affiliates is terminated as a result of your death or disability (within the meaning of Code Section 22(e)(3)), then 100% of the Restricted Shares will vest in full on the date of such termination.

Except as otherwise provided above, upon your termination of employment with, or cessation of services to, the Company and its Affiliates prior to the date the Restricted Shares are vested, you will forfeit the unvested Restricted Shares.

Release of Shares:	The Restricted Shares will be held in an account at the Company’s transfer agent pending vesting. As soon as practicable after any Restricted Shares vest, the applicable restrictions on the Restricted Shares will be removed and such Shares will be issued according to your instructions.

Transferability of Restricted Shares:	You may not sell, transfer or otherwise alienate or hypothecate any of your Restricted Shares until they are vested. In addition, by accepting this Award, you agree not to sell any Shares acquired under this Award other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale. The Company also may require you to enter into a shareholder’s agreement that will include additional restrictions on the transfer of Shares acquired under this Award that will remain effective after such Shares have vested.

Voting and Dividends:

While the Restricted Shares are subject to forfeiture, you may exercise full voting rights so long as the applicable record date occurs before you forfeit the Restricted Shares. Any dividends or other distributions paid with respect to the Restricted Shares for which the record date occurs before you forfeit the Restricted Shares will be held in the custody of the Company and will be subject to the same risk of forfeiture, restrictions on transferability and other terms of this Award that apply to the Restricted Shares with respect to which such dividends or other distributions were made. All such dividends or other distributions shall be paid to you within 45 days following the full vesting of the Restricted Shares with respect to which such dividends or other distributions were made.

Notwithstanding any provision of this Award to the contrary, if you are a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) and the guidance thereunder on the date of your termination of employment or service, then, to the extent required for compliance with Code Section 409A, any payment to you under this Award to you made on account of your termination for any reason other than death will be delayed until the date that is six months after your termination or such earlier date permitted by Code Section 409A.

Transferability of Award:	You may not transfer or assign this Award for any reason, other than as set forth in the Plan. Any attempted transfer or assignment will be null and void.

Market Stand-Off:	In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, you agree that you shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this

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Award without the prior written consent of the Company. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be determined by the Company. In no event, however, shall such period exceed one hundred eighty (180) days.

Tax Withholding:

You understand that you (and not the Company or any Affiliate) shall be responsible for your own federal, state, local or foreign tax liability and any of your other tax consequences that may arise as a result of the transactions contemplated by this Award. You shall rely solely on the determinations of your tax advisors or your own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters. You understand that you may alter the tax treatment of the Shares subject to this Award by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”). Such election may be filed only within thirty (30) days after the date of this Award. You should consult with your tax advisor to determine the tax consequences of acquiring the Shares and the advantages and disadvantages of filing the Code Section 83(b) election. You acknowledge that it is your sole responsibility, and not the Company’s, to file a timely election under Code Section 83(b), even if you request the Company or its representatives to make this filing on your behalf.

To the extent that the receipt or the vesting of the Restricted Shares, or the payment of dividends or other distributions on the Restricted Shares, or any other event, results in income to you for Cayman Islands or U.S. federal, state or local income tax purposes, except as otherwise provided in the following paragraph, if the Company is obligated to withhold taxes in connection with such receipt, vesting, payment or other event, as the case may be, you shall deliver to the Company such amount as the Company requires to meet its withholding obligation under applicable tax laws or regulations. If you fail to do so, the Company has the right and authority to deduct or withhold from other compensation payable to you an amount sufficient to satisfy its withholding obligations.

Miscellaneous:

As a condition of the granting of this Restricted Share Award, you agree, for yourself and your legal representatives or guardians, that this Restricted Share Award shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Restricted Share Award or the Plan and any determination made by the Committee pursuant to this Restricted Share Award shall be final, binding and conclusive.

Subject to the terms of the Plan, the Committee may modify or amend this Restricted Share Award without your consent as permitted by the

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Plan or: (i) to the extent such action is deemed necessary by the Committee to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Company’s ordinary shares are then traded; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment of this Award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of this Restricted Share Award or that such action is in the best interest of you or any other person who may then have an interest in this Restricted Share Award.

This Restricted Share Award may be executed in counterparts.

This Restricted Share Award is granted under and governed by the terms and conditions of the Plan. Additional provisions regarding your Award and definitions of capitalized terms used and not defined in this Award can be found in the Plan.

BY SIGNING BELOW AND ACCEPTING THIS RESTRICTED SHARE AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN. YOU ALSO ACKNOWLEDGE RECEIPT OF THE PLAN.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Recipient has executed this Agreement, effective as of the Grant Date.

OXBRIDGE RE HOLDINGS LIMITED		RECIPIENT

By:
	(Authorized Officer)	(Signature)

	(Please print name)	(Please print name)

(Please print title)

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Exhibit 10.2

OXBRIDGE RE HOLDINGS LIMITED

OMNIBUS INCENTIVE PLAN

SHARE OPTION AWARD AGREEMENT

Dear                     :

You have been granted an option (the “Option”) to purchase ordinary shares of common equity of Oxbridge Re Holdings Limited (the “Company”), pursuant to the Company’s 2014 Omnibus Incentive Plan (the “Plan”) and this Share Option Award Agreement (the “Option Agreement”). Your Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Additional provisions regarding this Option and definitions of capitalized terms used and not defined in this Option Agreement can be found in the Plan.

Optionee:

Grant Date:

Type of Option:

Number of Option Shares:

Exercise Price per Share:

Term:

This Option shall expire on the tenth anniversary of the Grant Date (the “Expiration Date”), unless terminated earlier pursuant to the terms of this Option Agreement or the Plan. Notwithstanding the foregoing, if this Option is designated as an Incentive Share Option and is granted to an employee who, at the time of the grant, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any Subsidiary, then the Expiration Date shall mean the fifth anniversary of the Grant Date.

Upon termination or expiration of this Option, all your rights hereunder shall cease.

Termination of Employment:

The following conditions apply in the event that your employment or service with the Company is terminated prior to the Expiration Date of this Option. In no event, however, will the time periods described herein extend the term of this Option beyond its Expiration Date or beyond the date this Option is otherwise cancelled pursuant to the provisions of the Plan.

a.      Termination As a Result of Death. If your employment or service with the Company terminates by reason of your death at a time when your employment or service could not otherwise have been terminated for Cause (defined below), then your estate or your beneficiary, or such other person or persons as may acquire your rights under this Option by will or by the laws of descent and distribution, may exercise this Option until the earlier of: (i) the

Expiration Date, or (ii) the date that is twelve (12) months after the date of such termination of your employment or service by reason of your death.

b.      Termination As a Result of Disability. If your employment or service with the Company terminates by reason of your disability, as defined in the Company’s long-term disability plan covering exempt salaried employees (a “Disability”), at a time when your employment or service could not otherwise have been terminated for Cause, then you may exercise this Option until the earlier of: (i) the Expiration Date, or (ii) the date that is twelve (12) months after the date of such termination of your employment or service by reason of your Disability.

c.      Termination As a Result of Retirement. If your employment or service with the Company terminates on or after the date you have both attained age sixty (60) and completed ten (10) years of service with the Company and its Affiliates (“Retirement”), at a time when your employment or service could not otherwise have been terminated for Cause, then you may exercise this Option until the Expiration Date.

d.      Termination for Cause. If your employment or service with the Company is terminated for Cause, then this Option (whether vested or unvested) shall be forfeited immediately upon such termination, and you shall be prohibited from exercising your Option as of the date of such termination. For purposes of this Award Agreement, “Cause” shall have the meaning given such term in the Plan, unless such term is defined in your employment agreement with the Company or its Affiliates, in which case “Cause” shall have the meaning set forth in such employment agreement.

e.      Determination of Cause After Termination. Notwithstanding the foregoing, if after your employment or service terminates the Company determines that it could have terminated you for Cause had all relevant facts been known at the time of your termination, then the Company may terminate this Option immediately upon such determination, and you will be prohibited from exercising this Option thereafter. In such event, you will be notified of the termination of this Option.

f.       Termination Other than for Cause or As a Result of Death, Disability, or Retirement. If your employment is terminated other than for Cause or other than as a result of your death, Disability, or Retirement, then you may exercise this Option until the earlier of: (i) the Expiration Date, or (ii) the date that is six (6) months (twelve (12) months in the case of a Director) after the date of such termination.

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If the date this Option terminates as specified above (other than as a result of a termination for Cause) falls on a day on which the stock market is not open for trading or on a date on which you are prohibited by Company policy (such as an insider trading policy) from exercising the Option, the termination date shall be automatically extended to the first available trading day following the original termination date, but not beyond the Expiration Date.

Vesting Schedule:

(    ) percent of the Options will vest each quarter, commencing on the Grant Date, and continuing on April 1st, July 1st, October 1st and January 1st of each calendar year through to                     , provided you are continuously employed by or in the service of the Company or its Affiliates through the applicable quarterly dates.

Notwithstanding the foregoing, the Options will vest in full upon the date your employment or service with the Company is terminated as a result of your death, Disability, or Retirement.

Except as otherwise provided above, upon your termination of employment with, or cessation of services to, the Company prior to the date the Options are vested, you will forfeit the unvested Options.

Manner of Exercise:

Notwithstanding anything to the contrary in this Option Agreement, you may exercise this Option only if it has not been forfeited or otherwise expired, and only to the extent it has vested. To exercise this Option, you must complete (i) the Notice of Share Option Exercise in the form attached hereto as Exhibit A (the “Notice of Share Option Exercise”) and (ii) the Investment Representation Statement attached hereto as Exhibit B and return each of them to the address indicated on the Notice of Share Option Exercise; or comply with such other procedures established by the Company under the Plan from time to time, which may include a requirement to exercise this Option through an agent designated by the Company for such purpose or through electronic means or to deliver specific notices and investment representations to the Company.

The exercise of this Option will become effective upon receipt by the Company (or its designated agent) of your Notice of Share Option Exercise or other notice pursuant to such procedures and payment of the total exercise price in full. However, the Company shall not be obligated to issue Shares as a result of such exercise until all applicable withholding taxes due as a result of the exercise have been paid in full and any other procedures are completed. In addition, the Company may suspend exercise of the Option pending its or its Affiliate’s determination of whether your employment or service will be or could have been terminated for Cause and, if such a determination is made, any such notice will automatically be rescinded.

If your personal representative or heir, or such other person or persons as may acquire your rights under this Option by will or by the laws of descent and distribution, wishes to exercise this Option after your death,

3

such person must contact the Company and prove to the Company’s satisfaction that such person has the right and is entitled to exercise this Option. Your ability to exercise this Option, or the manner of exercise or payment of withholding taxes, may be restricted by the Company or Affiliate if required by applicable law or by the Company’s or Affiliate’s trading policies as in effect from time to time.

Restrictions on Resale:	By accepting this Option, you agree not to sell any Shares acquired under this Option at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale.

Transferability:	You may not transfer or assign this Option for any reason, other than by will or the laws of descent and distribution or as otherwise set forth in the Plan. Any attempted transfer or assignment of this Option, other than as set forth in the preceding sentence or the Plan, will be null and void.

Market Stand-Off:	In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), you agree that you shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Option without the prior written consent of the Company and the Company’s underwriters. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days.

Recoupment; Rescission of Exercise:	If the Company determines that recoupment of incentive compensation paid to you pursuant to this Option is required under any law or any recoupment policy of the Company, then this Option will terminate immediately on the date of such determination to the extent required by such law or recoupment policy, any prior exercise of this Option may be deemed to be rescinded, and the Company may recoup any such incentive compensation in accordance with such recoupment policy or as required by law. The Company shall have the right to offset against any other amounts due from the Company to you the amount owed by you hereunder and any exercise price and withholding amount tendered by you with respect to any such incentive compensation.

Notice of Disqualifying Disposition:	If this Option is designated as an Incentive Share Option and you sell Shares that were acquired through the exercise of this Option within two years from the Grant Date or one year from the date of exercise, you must notify the Company of the sale to permit proper treatment of the compensation expense.

Restrictions on Exercise, Issuance and Transfer of Shares:	a. General. No individual may exercise this Option, and no shares of Common Equity subject to this Option will be issued, unless and until the Company has determined to its satisfaction that such

4

exercise and issuance will comply with all applicable federal and state securities laws, rules and regulations of the Securities and Exchange Commission, rules of any stock exchange on which shares of Common Equity of the Company may then be traded, or any other applicable laws. In addition, if required by underwriters for the Company, you agree to enter into a lock-up agreement with respect to any shares of Common Equity acquired or to be acquired under this Option.

b.      Securities Laws. You acknowledge that you are acquiring this Option, and the right to purchase the shares of Common Equity subject to this Option, for investment purposes only and not with a view toward resale or other distribution thereof to the public which would be in violation of the Securities Act. You agree and acknowledge with respect to any shares of Common Equity that have not been registered under the Securities Act, that: (i) you will not sell or otherwise dispose of such shares of Common Equity, except as permitted pursuant to a registration statement declared effective under the Securities Act and qualified under any applicable state securities laws, or in a transaction which in the opinion of counsel for the Company is exempt from such required registration, and (ii) that a legend containing a statement to such effect will be placed on the certificates evidencing such shares of Common Equity. Further, as additional conditions to the issuance of the shares of Common Equity subject to this Option, you agree (with such agreement being binding upon any of your beneficiaries, heirs, legatees and/or legal representatives) to do the following prior to any issuance of such shares of Common Equity: (i) to execute and deliver to the Company such investment representations and warranties as are required by the Company; (ii) to enter into a restrictive stock transfer agreement if required by the Company; and (iii) to take or refrain from taking such other actions as counsel for the Company may deem necessary or appropriate for compliance with the Securities Act, and any other applicable federal or state securities laws, regardless of whether the shares of Common Equity have at that time been registered under the Securities Act, or otherwise qualified under any applicable state securities laws.

Miscellaneous:

•       This Option Agreement may be amended only by written consent signed by both you and the Company, unless the amendment is not to your detriment or the amendment is otherwise permitted without your consent by the Plan.

•       The failure of the Company to enforce any provision of this Option Agreement at any time shall in no way constitute a waiver of such provision or of any other provision hereof.

•       You will have none of the rights of a shareholder of the Company with respect to this Option until Shares are transferred to you upon exercise of the Option.

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•       In the event any provision of this Option Agreement is held illegal or invalid for any reason, such illegality or invalidity shall not affect the legality or validity of the remaining provisions of this Option Agreement, and this Option Agreement shall be construed and enforced as if the illegal or invalid provision had not been included in the Option Agreement.

•       As a condition to the grant of this Option, you agree (with such agreement being binding upon your legal representatives, guardians, legatees or beneficiaries) that this Option Agreement shall be interpreted by the Board or the Committee, as the case may be, and that any interpretation by the Board or the Committee of the terms of this Option Agreement, and any determination made by the Board or Committee pursuant to this Option Agreement, shall be final, binding and conclusive.

•       This Option Agreement may be executed in counterparts.

BY SIGNING BELOW AND AGREEING TO THIS SHARE OPTION AWARD AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN. YOU ALSO ACKNOWLEDGE HAVING READ THIS AGREEMENT AND THE PLAN.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Optionee has executed this Agreement, effective as of the Grant Date.

OXBRIDGE RE HOLDINGS LIMITED		OPTIONEE

By:
(Signature)

	(Please print name)	(Please print name)

(Please print title)

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EXHIBIT A

OXBRIDGE RE HOLDINGS LIMITED

NOTICE OF SHARE OPTION EXERCISE

Your completed form should be delivered to:                                                              ,                                                              . Phone:

Fax:                                                                                  . Incomplete forms may cause a delay in processing your option exercise.

OPTIONEE INFORMATION

Please complete the following. PLEASE WRITE YOUR FULL LEGAL NAME SINCE THIS NAME MAY BE ON YOUR SHARE CERTIFICATE.

Name:

Street Address:

City:	State:	Zip Code:

Work Phone #: (            ) -             -              Home Phone #: (            ) -             -

Social Security #:              -              -

DESCRIPTION OF OPTION(S) BEING EXERCISED

Please complete the following for each option that you wish to exercise.

Grant Date	Type of Option (specify ISO or NQSO)	Exercise Price Per Share	Number of Option Shares Being Purchased*	Total Exercise Price (multiply Exercise Price Per Share by Number of Option Shares Being Purchased)
		$		$
		$		$
		$		$
		$		$
		$		$
Aggregate Exercise Price				$

*	Must be a whole number only. Exercise of fractional Option Shares is not permitted.

METHOD OF PAYMENT OF OPTION EXERCISE PRICE

Please select only one:

☐	Cash Exercise. I am enclosing a check or money order payable to “ ” for the Aggregate Exercise Price.

☐	Share Delivery. I am enclosing the following certificate(s) for ordinary shares of Oxbridge Re Holdings Limited common equity to pay for all or a part of the Aggregate Exercise Price. The Fair Market Value of these shares (as defined in the Plan) will be determined as of the date the share certificates are received by the Company.

Certificate Number	Certificate Date	Number of Shares

The Company is instructed to apply the number of shares indicated above towards the Aggregate Exercise Price. If the number of shares indicated above covers less than the Aggregate Exercise Price, I also have enclosed a check or money order made payable to “Oxbridge Re Holdings Limited” for the balance of the Aggregate Exercise Price. If the number of shares indicated above covers more than the Aggregate Exercise Price, the Company will issue to me a new share certificate for the whole number of shares not needed to pay the purchase price, and if necessary, a check in the amount of the Fair Market Value of any fractional share.

☐	Cashless Exercise (if available at the time of exercise). I am exercising the Option pursuant to the cashless exercise provisions provided for by the Company. The Company will withhold from the Shares otherwise issuable upon exercise a whole number of shares with a Fair Market Value equal to (or less than) the Aggregate Exercise Price, and will then issue the net number of remaining Shares to me. If the whole number of Shares to be withheld does not exactly equal my Aggregate Exercise Price, then the Company will withhold the whole number of Shares necessary to cover my Aggregate Exercise Price, and will issue a check to me equal to the Fair Market Value of any fractional Share not needed.

☐	Cashless Exercise Through a Broker-Dealer. I have requested through the broker specified below to (select only one):

☐	Sell to Cover. Sell or margin only enough of the option being exercised to cover the Aggregate Exercise Price (and tax withholding, if elected below), deliver the sale or margin loan proceeds directly to Oxbridge Re Holdings Limited and deposit the remaining shares and any residual cash in my brokerage account.

☐	Same-Day-Sale. Sell or margin all of the shares of common equity issuable upon exercise of the options, deliver a portion of the sale or margin loan proceeds directly to Oxbridge Re Holdings Limited to pay the Aggregate Exercise Price (and tax withholding, if elected below), and deposit any remaining cash proceeds in my brokerage account.

Sale Price*:	Sale Date*:

*	The sale price and sale date are required in order to execute the cashless exercise.

Broker-Dealer Name:

Contact Person:

DWAC – Depository Trust Company (DTC) #:

Brokerage Account #:

Broker Phone #: ( )- - Broker Fax #: ( )- -

*	It is your responsibility to contact a broker to open a brokerage account and sell your option shares. Oxbridge Re Holdings Limited WILL NOT send this form to your broker.

CERTIFICATE INSTRUCTIONS

Please select only one.

Name(s) in which the certificate for the purchased shares will be issued:

☐	In my name only

☐	In the names of my spouse and myself as community property

☐	In the names of my spouse and myself as joint tenants with the rights of survivorship

Spouse’s name (if applicable):

The certificate for the purchased shares should be sent to the following address (complete only if to be sent to a different address than specified in Part 1):

Street Address:

City:	State:	Zip Code:

☐	(If Available) I request that Oxbridge Re Holdings Limited instruct its transfer agent to deliver the shares issuable to me as a result of exercising the option(s) in book entry form to the brokerage account specified below:

Broker-Dealer Name:

Contact Person:

DWAC – Depository Trust Company (DTC) #:

Brokerage Account #:
Broker Phone #: ( ) - - Broker Fax #: ( ) - -

METHOD OF SATISFYING TAX WITHHOLDING OBLIGATION

Please select only one. You do not need to complete this Part if you are exercising only incentive share options (ISOs) or if you are a non-employee director or consultant.

☐	Cash. I am enclosing a check or money order payable to “ ” for the withholding tax amount.

☐	Tax Amount Request. Please notify me of the amount of withholding taxes that will be due as a result of this option exercise. I understand that, after receiving notification of the withholding tax amount, I must immediately remit to the Company a check or money order payable to “Oxbridge Re Holdings Limited” for that amount. I understand that the Company will not process my option exercise until it receives the check or money order covering the withholding tax amount due.

☐	Share Delivery. I am enclosing the following certificate(s) for shares of Oxbridge Re Holdings Limited common equity to pay for all or a part of the aggregate minimum federal, state and local taxes required to be withheld. The Fair Market Value of these shares (as defined in the Plan) will be determined as of the date this form is received by the Company.

Certificate Number	Certificate Date	Number of Shares

The Company is instructed to apply the number of shares indicated above towards the withholding tax amount. If the number of shares indicated above covers less than the withholding tax amount, I also have enclosed (or will promptly provide) a check or money order made payable to “Oxbridge Re Holdings Limited” for the balance of the withholding tax amount If the number of shares indicated above covers more than the withholding tax amount, the Company will issue to me a new share certificate for the whole number of shares not needed to pay the purchase price, and if necessary, a check in the amount of the Fair Market Value of any fractional share.

☐	Share Withholding (if available at the time of exercise). The Company is instructed to withhold that number of whole shares otherwise issuable as a result of the exercise of the Option(s) having a Fair Market Value on the date of exercise equal to the aggregate minimum federal, state and local taxes required to be withheld. If such number of shares covers more than the aggregate minimum taxes required to be withheld, the Company will issue to me a check in the amount of the Fair Market Value of any fractional share.

☐	Broker Exercise (available only after an initial public offering). I have elected to exercise my option(s) through a broker. The broker will sell sufficient Shares to pay for the tax amount and will remit that amount to Oxbridge Re Holdings Plan.

*            *             *

ACKNOWLEDGEMENT AND SIGNATURE

Prior to receipt of the Shares exercised in accordance with this Notice, I acknowledge that I have delivered an executed Investment Representation Statement to Oxbridge Re Holdings Limited.

Signature:	Date:

FOR COMPANY USE ONLY:

Received by the Company on	.

EXHIBIT B

OXBRIDGE RE HOLDINGS LIMITED

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:	, a resident of (“Optionee”)

ISSUER:	(“Issuer”)

SECURITY:	shares of Common Equity (the “Shares”)

DATE:	, 20

In connection with the exercise of any or all options under that certain Share Option Award, dated [                 , 20    ], between Optionee and Issuer, Issuer issued the Shares to Optionee and, therefore, Optionee represents to the Issuer the following:

1. Optionee understands that an investment in the Shares is speculative. Optionee is aware of the Issuer’s business affairs and financial condition, has carefully reviewed the Option Agreement and the Oxbridge Re Holdings Limited 2014 Omnibus Incentive Plan, and has acquired sufficient information about the Issuer to reach an informed and knowledgeable decision to acquire the Shares. Optionee understands the terms and conditions that apply to the Shares and the risks associated with an investment in the Shares. Optionee has had adequate opportunity to consider whether or not to acquire any of the Shares, and to discuss such purchase with Optionee’s legal, tax and financial advisors. Optionee is acquiring the Shares voluntarily.

2. Optionee is acquiring the Shares not with a view to, or for resale in connection with, any “distribution,” within the meaning of the Securities Act of 1933, as amended (“Securities Act”). Optionee understands that the Shares have not been registered under the Securities Act or any state or non-United States securities or “blue sky” laws and are being transferred to the Optionee by reason of an exemption from the Securities Act, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein.

3. Optionee further acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Issuer is under no obligation to register the Shares. Optionee understands that the instrument evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Issuer.

4. Optionee is aware of the adoption of Rule 144 by the Securities and Exchange Commission, promulgated under the Securities Act, which permits limited public resale of shares acquired in a non-public offering subject to the satisfaction of certain conditions.

5. Optionee further acknowledges and understands that if the Issuer is not satisfying the current public information requirement of Rule 144 at the time Optionee wishes to sell the Shares, Optionee would be precluded from selling the Shares under Rule 144 even if the minimum holding period has been satisfied.

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6. In addition, Optionee represents and warrants that:

a. Optionee is capable of bearing the economic risk and burden of the investment and the possibility of complete loss of all of the investment, and the lack of a public market such that it may not be possible to readily liquidate the investment whenever desired.

b. At no time was Optionee presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising.

c. Optionee understands that, in transferring the Shares, the Issuer has relied upon the exemption from registration under the Securities Act contained in Section 4(2) and that, in an attempt to effect compliance with all the conditions thereof and the applicable state law exemption, the Issuer is relying in good faith upon all of the foregoing representations and warranties on the part of the undersigned.

Very truly yours,

By:
Optionee

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